Exhibit D

QUEENSLAND TREASURY CORPORATION

U.S. MEDIUM-TERM NOTE FACILITY

US$500,000,000

Unconditionally Guaranteed by the Treasurer

on behalf of

the Government of Queensland

AMENDED AND RESTATED

DISTRIBUTION AGREEMENT

Dated as of August [    ] 2006

-i-

Deutsche Bank Securities Inc.,

ABN AMRO Incorporated,

Citigroup Global Markets Inc.,

RBC Dominion Securities Corporation,

c/o	Deutsche Bank Securities Inc.,
60 Wall Street, Third Floor
New York, New York 10005.

Dear Sirs:

Queensland Treasury Corporation (the “Corporation”), a corporation sole constituted under the laws of the State of Queensland, Commonwealth of Australia, and the Treasurer on behalf of the Government of Queensland (the “Guarantor”) confirm their agreement with each of you (hereinafter referred to individually as a “Dealer” and collectively as the “Dealers”) with respect to the issue and sale by the Corporation of its U.S. Medium-Term Notes, Series A, registered under the registration statement referred to in Section 1.A.(a) (the “Notes”), guaranteed pursuant to one or more Deeds of Guarantee given under Section 33 of the Queensland Treasury Corporation Act 1988 (the “Act”) by the Guarantor (each reference in this Agreement to the guarantee of the Notes by the Guarantor refers collectively to all such Deeds of Guarantee). Securities may be sold pursuant to Section 2.A. of this Agreement or as contemplated by Section 2.B. of this Agreement in an aggregate amount not to exceed the amount of Registered Securities (as defined in Section 1.A.(a) hereof) registered pursuant to such registration statement reduced by an aggregate amount of any of the Registered Securities sold otherwise than pursuant to Section 2.A. or Section 2.B. of this Agreement. The Notes are to be issued under an amended and restated fiscal agency agreement, dated as of the date hereof (the “Amended and Restated Fiscal Agency Agreement”), between the Corporation and Deutsche Bank Trust Company Americas, as Fiscal Agent. The Notes shall have the maturity dates, interest rates, if any, redemption provisions and other terms set forth in the Prospectus referred to below as it may be amended or supplemented from time to time.

Subject to the terms and conditions stated herein, the Corporation hereby appoints each of you as an agent of the Corporation for the purpose of soliciting purchases of the Notes from the Corporation by others. The Corporation shall have the right to appoint additional agents for the purpose of soliciting purchases of the Notes from the Corporation by others or purchasing Notes as principal provided that any such additional agent agrees to comply with the terms and conditions of this Agreement and shall execute an agreement with the Corporation substantially in the Form of Exhibit A hereto. Any such appointment may be limited in duration or restricted to a particular trade or trades, in the Corporation’s sole discretion. Any additional agent so appointed shall be deemed to be a Dealer for all purposes of this Agreement.

SECTION 1. Representations and Warranties of the Corporation and the Guarantor

A. The Corporation represents and warrants to, and acknowledges and agrees with, each Dealer as of the date hereof, as of the Closing Time (as defined in Section 2.F.) and each time the Registration Statement, the Prospectus or any Preliminary Prospectus (each as defined in Section 1.A.(a) below) is amended or supplemented and represents and warrants to, and acknowledges and agrees with, any Dealer which has purchased or solicited the purchase of Notes as of the times specified in Section 6.A.(a) hereof (in each case, the “Representation Time”), as follows:

(a) The Corporation and the Guarantor have filed with the United States Securities and Exchange Commission (the “Commission”) registration statement, including a prospectus, relating to the debt securities of the Corporation and the guarantee thereof by the Guarantor, including the Notes and the Guarantee, which has become effective under the Securities Act of 1933, as amended (the “1933 Act”). As is permitted by Rule 429 (“Rule 429”) under the 1933 Act, the prospectus contained in such registration statement may also relate to certain debt securities of the Corporation and the guarantee thereof by the Guarantor that were registered under one or more registration statements previously filed by the Corporation and the Guarantor. Such registration statement, as amended, and any other registration statement subsequently filed with the Commission with respect to the debt securities of the Corporation and the guarantee thereof by the Guarantor, which contains a prospectus used to offer the Notes, in each case as amended and including the exhibits thereto, is hereinafter referred to as the “Registration Statement.” Such registration statement, as amended at the date of this Agreement, meets the requirements set forth in Release No. 33-6424 (the “Release”) and Schedule B under the 1933 Act and complies in all other material respects with the 1933 Act and the rules and regulations of the Commission thereunder (the “1933 Act Regulations”), the Release and Schedule B. Such previously registered debt securities and the guarantee thereof and any debt securities of the Corporation and the guarantee thereof of the Guarantor registered under the Registration Statement are collectively referred to in this Agreement as the “Registered Securities”. As permitted by Rule 429, the Prospectus contained in any subsequent registration statement may include debt securities of the Corporation and the guarantee thereof by the Guarantor registered thereby and certain debt securities and the guarantee thereof previously registered by the Corporation and the Guarantor. In connection with the sale of the Notes, the Corporation and the Guarantor have filed and propose in the future to file with the Commission from time to time pursuant to Rule 424 under the 1933 Act supplements to the form of prospectus included in the Registration Statement, which describe certain terms of the Notes and the plan of distribution thereof, and prior to any such future filing the Corporation will advise the Dealers of all further information (financial and other) with respect to the Corporation and the Guarantor to be set forth therein. As used in this Agreement, “Preliminary Prospectus” refers to any basic prospectus, prospectus supplement and pricing supplement related to any Notes being offered that is used before the acceptance by the Corporation of an offer for the purchase of those Notes which omitted information to be included upon pricing in the form of a final prospectus, final prospectus supplement or final prospectus supplement filed with the Commission pursuant to Rule 424(b) under the 1933 Act. The most recent basic prospectus included in the Registration Statement, as supplemented with respect to the terms of the Notes and the plan of distribution thereof, including the final prospectus supplement relating to the Notes (the “Prospectus Supplement”), the final applicable pricing supplement related to the Notes being offered and sold (each, a “Pricing Supplement”) and all material incorporated by reference therein, is hereinafter referred to as the “Prospectus”. Any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed by the Corporation and the Guarantor under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”, and, together with the 1933 Act Regulations, the “Regulations”) and incorporated by reference therein upon reliance on interpretative letters from the Division of Corporate Finance of the Commission, dated May 28, 1987 and November 30, 1987; and any reference herein to “amend”, “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing by the Corporation and the Guarantor of any applicable Prospectus Supplement, any applicable Pricing Supplement and any document incorporated therein by reference.

(b) The Registration Statement, at the times the Registration Statement became effective, complied, and as of each applicable Representation Time will comply, in all material respects with the requirements of the 1933 Act, the 1934 Act and the Regulations. The Prospectus and each Preliminary Prospectus filed as part of the Registration Statement, as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed, and as of each Representation Time, will comply, in all material respects with the requirements of the 1933 Act, the 1934 Act and the Regulations. The Registration Statement, at the times the Registration Statement became effective did not, and as of the applicable Representation Time each part of the Registration Statement will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the times the Registration Statement became effective did not, and as of the applicable Representation Time will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or to be incorporated by reference into the Prospectus or a Preliminary Prospectus, when they were or hereafter are filed with the Commission, conformed and will conform in all material respects with the requirements of the 1934 Act and the Regulations and, at the time the Registration Statement became effective, at the Closing Time, and at each Representation Time, when read together with the other information in the Prospectus or such Preliminary Prospectus, none of such documents contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, however, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Preliminary Prospectus made in reliance upon and in conformity with information furnished to the Corporation in writing by any Dealer expressly for use in the Registration Statement, the Prospectus or such Preliminary Prospectus.

(c) Each Time of Sale Prospectus (as defined below) relating to the issuance of any Notes will not, as of the Time of Pricing (as defined below) or as of the applicable Settlement Date (as defined below), contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and complied in all material respects with the 1933 Act and has been or will be filed in accordance with the 1933 Act (to the extent required thereby). As used in this Agreement: (i) “Time of Sale Prospectus” means, as of the applicable Time of Pricing, any applicable Preliminary Prospectus, any applicable Term Sheet and any applicable Issuer Free Writing Prospectus, each as amended or supplemented prior to the applicable Time of Pricing; (ii) “Issuer Free Writing Prospectus” has the meaning set forth in Rule 433 under the 1933 Act that relates to the Notes; (iii) “Time of Pricing” means the time of each acceptance by the Corporation of an offer to purchase, Notes or such other time identified in an applicable Terms Agreement or other agreement between the Company and the applicable Dealer(s) whether purchasing Notes as principal(s), or offering and selling Notes as agent(s); and (iv) “Settlement Date” means each date of delivery of and payment for Notes to be purchased by or through a Dealer pursuant to a Terms Agreement or otherwise. Notwithstanding the foregoing, however, the representations and warranties in this subsection shall not apply to statements in or omissions from the Time of Sale Prospectus made in reliance upon and in conformity with information furnished to the Corporation in writing by any Dealer expressly for use in the Time of Sale Prospectus.

(d) The Corporation has not distributed and will not distribute, prior to the Time of Pricing with respect to a particular issue of Notes, any offering material in connection with the offering and sale of the Notes other than a Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus (including any Term Sheet) or the Registration Statement, each as amended or supplemented prior to or as at the applicable Time of Pricing.

(e) The financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly the financial position of the Corporation as at the dates indicated and the results of its operations for the periods specified.

(f) Since the respective dates as of which information is given in the Registration Statement, the Prospectus and the Time of Sale Prospectus, except as otherwise stated therein or contemplated thereby (i) there has been no material adverse change in the condition, financial or otherwise, of the Corporation, or in the earnings, business affairs or business prospects of the Corporation, whether or not arising in the ordinary course of business and (ii) there have been no material transactions entered into by the Corporation other than those in the ordinary course of business.

(g) The Notes have been duly authorized for issuance and sale pursuant to this Agreement (or will have been so authorized prior to each issuance of Notes) and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and of the Amended and Restated Fiscal Agency Agreement against payment of the consideration therefor in accordance with this Agreement, the Notes will be valid and legally binding obligations of the Corporation enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and will, by virtue of the guarantee to be given by the Guarantor pursuant to Section 33 of the Act, be guaranteed as to payment of all amounts owing thereon by the Guarantor, and will be entitled to the benefits of the Amended and Restated Fiscal Agency Agreement in the form heretofore delivered to the Dealers; and the Notes and the Amended and Restated Fiscal Agency Agreement conform in all material respects to all statements relating thereto contained in the Time of Sale Prospectus and the Prospectus.

(h) The Corporation has full power and authority to enter into this Agreement and the Amended and Restated Fiscal Agency Agreement and to perform and comply with the terms and provisions of the Notes, this Agreement, and the Amended and Restated Fiscal Agency Agreement; and the execution and delivery of this Agreement, and the Amended and Restated Fiscal Agency Agreement, the consummation of the transactions herein and therein contemplated and the compliance with the terms and provisions herein and therein do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the laws of the State of Queensland or the Commonwealth of Australia or any agreement or instrument to which the Corporation is a party or by which it is bound.

(i) Subject to compliance with the requirements of Section 128F of the Income Tax Assessment Act 1936 (as amended) of the Commonwealth of Australia, neither the Corporation nor the Guarantor is required by any law or regulation or by any relevant taxing authority in the jurisdiction in which the Corporation or the Guarantor is constituted or is resident for tax purposes to make any deduction or withholding from any payment under the Notes or the Guarantee for or on account of any income, registration, transfer or turnover taxes, customs or other duties or tax of any kind.

(j) The Corporation acknowledges and agrees that each of the Dealers is acting solely in the capacity of an arm’s length contractual counterparty to the Corporation and the Guarantor with respect to the offering of Notes contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Corporation, the Guarantor or any other person. Additionally, no Dealer is advising the

Corporation, the Guarantor or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Corporation shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Dealers shall have no responsibility or liability to the Corporation or the Guarantor with respect thereto. Any review by the Dealers of the Corporation, the Guarantor, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Dealers and shall not be on behalf of the Corporation or the Guarantor.

B. The Guarantor represents and warrants to, and acknowledges and agrees with, each Dealer as of the date hereof, as of the Closing Time and each time the Registration Statement, the Prospectus or any Preliminary Prospectus is amended or supplemented and agrees that at each Time of Pricing shall be deemed to be an affirmation that the Guarantor’s representations, warranties acknowledgements and agreements as at each such time and a covenant that such representations, warranties, acknowledgements and agreements will be true and correct at the time of delivery of the Notes as though made at and as of such time, (in each case the “Guarantor Representation Time”), as follows:

(a) The Registration Statement, insofar as it expressly relates to the Guarantor, at the times the Registration Statement became effective and as of the applicable Guarantor Representation Time, did not, and will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, insofar as it expressly relates to the Guarantor, at the times the Registration Statement became effective and as of the applicable Guarantor Representation Time, did not, and will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or to be incorporated by reference into the Prospectus or a Preliminary Prospectus, insofar as they expressly relate to the Guarantor, at the time the Registration Statement became effective, at the Closing Time, and at each Representation Time, when read together with the other information in the Prospectus or such Preliminary Prospectus, also insofar as it expressly relates to the Guarantor, none of such documents contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, however, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Preliminary Prospectus made in reliance upon and in conformity with information furnished to the Corporation or the Guarantor in writing by any Dealer expressly for use in the Registration Statement, the Prospectus or such Preliminary Prospectus.

(b) Each Time of Sale Prospectus relating to the issuance of any Notes, insofar as it expressly relates to the Guarantor, will not, as of the Time of Pricing or as of the applicable Settlement Date, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and complied in all material respects with the 1933 Act and has been or will be filed in accordance with the 1933 Act (to the extent required thereby). Notwithstanding the foregoing, however, the representations and warranties in this subsection shall not apply to statements in or omissions from the Time of Sale Prospectus made in reliance upon and in conformity with information furnished to the Corporation or the Guarantor in writing by any Dealer expressly for use in the Time of Sale Prospectus.

(c) Since the respective dates as of which information is given in the Registration Statement, the Prospectus and the Time of Sale Prospectus and the Prospectus, except as otherwise stated therein or contemplated thereby (i) there has been no material adverse change in the financial, economic or political conditions of the Guarantor, and (ii) the Guarantor continues to guarantee the due payment of the Notes as to principal and interest when the same shall become due and payable whether at maturity or otherwise.

(d) The guarantee of the Notes by the Guarantor is given under Section 33 of the Act; the Act is a valid enactment of the State of Queensland; the guarantee constitutes the valid, binding and unconditional guarantee of the Guarantor of all amounts that may become payable by the Corporation on or in respect of each Note in the manner provided in such Note, including, without limitation, the principal and any premium, interest, or additional amounts payable in respect of such Note, when the same shall become due and payable, whether at maturity or otherwise; and the guarantee of the Guarantor conforms in all material respects to all statements relating thereto in the Time of Sale Prospectus and the Prospectus.

(e) The Guarantor has full power and authority to enter into this Agreement, to guarantee the Notes and to perform and comply with the terms and provisions of this Agreement to be performed and complied with by it; and the execution and delivery of this Agreement, the consummation of the transactions herein contemplated and the compliance with the terms and provisions herein, as they each relate to the Guarantor, do not and will not result in a breach of any of the provisions of the laws of the State of Queensland or the Commonwealth of Australia or result in a breach of any of the terms or provisions of or constitute a default under any agreement or instrument to which the Guarantor is a party or by which it is bound.

(f) The Guarantor acknowledges and agrees that each of the Dealers is acting solely in the capacity of an arm’s length contractual counterparty to the Corporation and the Guarantor with respect to the offering of Notes contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Corporation, the Guarantor or any other person. Additionally, no Dealer is advising the Corporation, the Guarantor or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Guarantor shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Dealers shall have no responsibility or liability to the Corporation or the Guarantor with respect thereto. Any review by the Dealers of the

Corporation, the Guarantor, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Dealers and shall not be on behalf of the Corporation or the Guarantor.

C. Any certificate signed by any officer of the Corporation or any official of the Guarantor and delivered to any Dealer or counsel to the Dealers in connection with an offering or sale of Notes shall be deemed a representation and warranty by the Corporation or the Guarantor, as the case may be, to such Dealer as to the matters covered thereby.

SECTION 2. Solicitations as Agent; Purchases as Principal

A. Solicitations as Agent. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, each Dealer severally, and not jointly, agrees to use its best efforts, as agent for the Corporation, to solicit offers to purchase the Notes upon the terms and conditions set forth in the Time of Sale Prospectus and the Prospectus.

So long as this Agreement shall remain in effect with respect to any Dealer, the Corporation shall not, without consent of each Dealer, sell Notes other than to or through the Dealers (including any Dealer appointed by the Corporation pursuant to the second paragraph of this Agreement), provided, however, that (i) the Corporation reserves the right to solicit offers to purchase and to sell Notes (other than Yen Notes) directly to purchasers without the participation of, or payment of a commission to, any Dealer and (ii) subject to all of the terms and conditions of this Agreement and any agreement contemplated by Section 2.B. hereof, the foregoing shall not be construed to prevent the Corporation from selling at any time any Notes in a firm commitment underwriting pursuant to an underwriting agreement that does not provide for continuous offering of such Notes.

Upon request, the Corporation will inform each Dealer of the remaining amount of Notes which may be sold pursuant to the Registration Statement. The Corporation reserves the right, in its sole discretion, to suspend solicitation of offers to purchase Notes commencing at any time for any period of time or permanently. Upon receipt of instructions from the Corporation, each Dealer will forthwith suspend solicitation of offers to purchase the Notes from the Corporation until advised by the Corporation that such solicitation may be resumed.

Each Dealer, in its capacity as agent for the Corporation, is authorized to solicit offers to purchase the Notes on the terms specified to such Dealer by the Corporation as provided in the Procedures (as defined in Section 2.E.). Each Dealer shall communicate to the Corporation each reasonable offer to purchase Notes received by it as agent in the manner provided in the Procedures. Each Dealer shall have the right, in its discretion reasonably exercised, without notice to the Corporation, to reject in whole or in part any offer to purchase the Notes received by it, and any such rejection shall not be deemed a breach of its agreement contained herein.

B. Purchases as Principal. Each Dealer may purchase Notes from the Corporation as principal. Each sale of Notes to a Dealer as principal shall be made in accordance with the terms contained herein and, if the Corporation and such Dealer shall agree, pursuant to a separate agreement providing for the sale of such Notes to, and the purchase and reoffering thereof by, such Dealer. Each such separate agreement (which may be an oral agreement) between such Dealer and the Corporation is herein referred to as a “Terms Agreement”. Unless the context otherwise requires, each reference contained herein to “this Agreement” shall be deemed to include any applicable Terms Agreement between the Corporation and such Dealer. Each such Terms Agreement, whether oral or in writing, may address the information as specified in Exhibit B hereto as well as any other relevant matters. Such Dealer’s commitment to purchase Notes as principal pursuant to any Terms Agreement or otherwise shall be deemed to have been made on the basis of the representations, warranties, acknowledgements and agreements of the Corporation and Guarantor herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement may specify the principal amount of Notes to be purchased by such Dealer pursuant thereto, the price to be paid to the Corporation for such Notes, the time and place of delivery of and payment for such Notes, any provisions relating to rights of, and default by purchasers acting together with such Dealer in the reoffering of the Notes and such other provisions (including further terms of the Notes) as may be mutually agreed upon. Such Dealer may utilize a selling or dealer group in connection with the resale of the Notes purchased. Each Terms Agreement may also specify any requirements with respect to delivery of officers’ certificates, opinions of counsel and comfort letter as may be agreed to by the parties thereto.

C. Selling Restrictions. In connection with the offering of the Notes on behalf of the Corporation, each Dealer confirms its awareness of, and agrees that it will solicit offers to purchase Notes and effect sales of Notes in the United States only in compliance with the requirements of, applicable United States law, including without limitation, the 1933 Act, the 1934 Act, the Regulations and the rules and regulations of the National Association of Securities Dealers. Additionally, each Dealer represents that it is familiar with, and agrees that it will observe, the restrictions on the offering of the Notes and distribution of documents relating to the Notes set forth in Exhibit C hereto.

D. Commissions. The Corporation does not intend to pay any Dealer a commission in respect of Notes sold by the Corporation as a result of a solicitation made by such Dealer as agent for the Corporation. Any decision to pay such a commission will be made on a sale-by-sale basis. Each Dealer shall be entitled to a commission from the Corporation, if any, only with respect to the solicitation by such Dealer of an offer to purchase Notes accepted by the Corporation if such purchase is consummated. If the Corporation shall default on its obligations to deliver Notes to a purchaser whose offer it has accepted, the Corporation shall hold the Dealer through which such offer was made harmless against any loss, claim or damage arising from or as a result of such default by the Corporation (including any lost commissions, which may be waived by such Dealer). In addition, if a Dealer has prepaid for Notes that do not settle for any reason other than the failure of such Dealer to comply with the Procedures, the Corporation will reimburse the Dealer on a “cost of funds” basis for the use of the Dealer’s funds during the period they were credited to the Corporation’s account.

E. Procedures. Administrative procedures respecting the sale of Notes shall be agreed upon from time to time by the Dealers and the Corporation (the “Procedures”). The initial Procedures, which are set forth in Exhibit D hereto, shall remain in effect until changed by agreement between the Corporation and the Dealers. The Corporation will furnish a copy of the Procedures as from time to time in effect to the Fiscal Agent. The Dealers, severally and not jointly, and the Corporation agree to perform on and after the Closing Time the respective duties and obligations specifically provided to be performed by each of them herein and in the Procedures.

F. Delivery. The documents required to be delivered by Section 5 hereof shall be delivered at the office of Sullivan & Cromwell, Level 27, The Chifley Tower, 2 Chifley Square, Sydney, New South Wales 2000, Australia on August __, 2006 (Sydney time), or at such other time as the Dealers and the Corporation may agree upon in writing (the “Closing Time”).

G. Free Writing Prospectuses. Each applicable Dealer, severally and not jointly, represents and warrants to, and agrees with, the Corporation, the Guarantor and each other applicable Dealer that, unless it obtains the consent of the Corporation and the other applicable Dealers (if any) prior to the use thereof, it has not made and will not make any offer relating to the Notes that would constitute a “free writing prospectus” as defined in Rule 405 under the 1933 Act required to be filed with the Commission, provided the prior consent of the Corporation and the other applicable Dealers (if any) shall be deemed to have been given in respect of any Issuer Free Writing Prospectus, including any Terms Sheet, attached as a schedule to any applicable Terms Agreement and to communications described in the next succeeding paragraph.

The Corporation and the Guarantor consent to the use (including the making of statements) by the applicable Dealers of (i) information with respect to the terms of the applicable Notes in communications conveying information related to the applicable offering of Notes to investors prior to the preparation of a Term Sheet and/or Pricing Supplement by the Corporation, (ii) information consistent with information that would be contained in a notice under Rule 134 under the 1933 Act and not inconsistent with information specifically set forth in the Time of Sale Prospectus, (iii) information that describes the final terms of the Notes or their offering and that is consistent with the Term Sheet approved by the Corporation and the Pricing Supplement, each of which have, or will be, filed by the Corporation with the Commission under Rule 433(d) under the 1933 Act, and (iv) information consistent with information that is in the public domain and is not inconsistent with information specifically set forth in the Time of Sale Prospectus, which in the case of (i) through (iv) of this subsection (except to the extent set forth therein) would not be required to be filed by the Dealers, the Corporation or the Guarantor with the Commission under Rule 433(d) under the 1933 Act.

SECTION 3. Covenants of the Corporation and the Guarantor

A. The Corporation covenants with each Dealer as follows:

(a) At any time when a Prospectus is required to be delivered in connection with the sale of the Notes (including in the circumstances where such requirement can be satisfied pursuant to Rule 172 under the 1933 Act), the Corporation will comply with all requirements imposed upon the Corporation by the 1933 Act and the 1934 Act, as now and hereinafter amended, and by the Regulations, as from time to time in force, so far as necessary to permit the continuance of sale of or a dealing in the Notes as contemplated by the provisions hereof and by the Time of Sale Prospectus or the Prospectus. If during such period any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus or the Prospectus in order that the Time of Sale

Prospectus or the Prospectus, as the case may be, will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or if it shall be necessary at any such time to amend or supplement the Registration Statement, Time of Sale Prospectus and the Prospectus in order to comply with the requirements of the 1933 Act, the 1934 Act or the Regulations, the Corporation shall give immediate notice, confirmed in writing, to each Dealer to cease the solicitation of offers to purchase the Notes in its capacity as agent for the Corporation and to cease sales of any Notes the Dealers may then own as principal, and if, at the time of any notification to suspend solicitation, any Dealer shall own any of the Notes with the intention of reselling them, or the Corporation has accepted an offer to purchase Notes but the related settlement has not occurred, the Corporation and the Guarantor will promptly prepare and file (at the expense of the Corporation) with the Commission such amendment or supplement, as may be necessary to correct such untrue statement or omission or to make the Registration Statement, the Time of Sale Prospectus or the Prospectus, as the case may be, comply with such requirements.

(b) With respect to each sale of Notes, as soon as practicable after the close of its fiscal year, the Corporation will make generally available to the holders of the Notes an earnings statement covering a period of at least twelve months beginning after the effective date of the Registration Statement which will satisfy the provisions of Section 11(a) of the 1933 Act.

(c) The Corporation will give each Dealer notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Time of Sale Prospectus or the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish each Dealer with copies of any such amendment or supplement or other documents proposed to be filed a reasonable time in advance of filing, and will afford the Dealers a reasonable opportunity to comment on any such proposed amendment or supplement before it is filed or used.

(d) The Corporation will notify each Dealer immediately, and confirm the notice in writing, (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the mailing or the delivery to the Commission for filing of any supplement to the Time of Sale Prospectus or the Prospectus or any amendment to the Registration Statement, (iii) of the receipt of any comments from the Commission with respect to the Registration Statement, the Time of Sale Prospectus or the Prospectus, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Time of Sale Prospectus or the Prospectus or for additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose and (vi) of the receipt by the Corporation of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Corporation will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(e) The Corporation will deliver one manually signed copy of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Time of Sale Prospectus and the Prospectus) to Deutsche Bank Securities Inc. (the “Lead Dealer”, or any successor appointed by the Corporation from time to time) and as many conformed copies of such documents to each Dealer as each Dealer may reasonably request. The Corporation will furnish to each Dealer as many copies of the Time of Sale Prospectus and the Prospectus (as amended or supplemented) as soon as possible and in such quantities as each Dealer shall reasonably request so long as the Corporation or such Dealer is required to deliver a Time of Sale Prospectus or a Prospectus in connection with sales or solicitations of offers to purchase the Notes.

(f) The Corporation will endeavor, in cooperation with the Dealers, to qualify the Notes for offering and sale and determine their eligibility for investment under the applicable laws of such states and other jurisdictions of the United States as the Dealers may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; provided, however, that the Corporation shall not be required to qualify the Notes in any state in which such qualification requires the Corporation to file a consent to service of process or to qualify to do business or where such qualification would, in the Corporation’s opinion, cause the Corporation to be subject to taxation by such state. The Corporation will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified.

(g) So long as any of the Notes are outstanding, the Corporation will furnish to each Dealer as soon as practicable after the end of each fiscal year of the Corporation, the annual report of the Corporation, including financial statements of the Corporation as at the end of and for such year, all in reasonable detail and reported upon by the Auditor-General of the State of Queensland, or any successor independent auditor, and, as soon as practicable after the publication thereof, the annual budget and statement of revenue and expenditures of the Guarantor.

(h) The Corporation will immediately notify each Dealer by telephone or facsimile of any downgrading in the rating of the Notes or any other debt securities of the Corporation, or any proposal to downgrade the rating of the Notes or any other debt securities of the Corporation, by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the 1933 Act), as soon as the Corporation learns of such downgrading or proposal to downgrade.

(i) The Corporation shall not issue the Notes within Australia. Notwithstanding this, if the Corporation does issue any Notes within Australia, then, to the extent that any tax on supply imposed by or through A New Tax System (Goods and Services Tax) Act 1999 or any related tax imposition Act (“GST”) is payable in respect of the remuneration payable to the Dealers, the Corporation shall increase the amount or fees payable to each Dealer under the Operational Guidelines by an amount equal to the GST payable by each Dealer in respect of the supply provided that if, for whatever reason, GST is no longer payable in respect of the supply by a Dealer then, if the Dealer receives a refund of

GST from the Australian Taxation Office, the Dealer shall refund to the Corporation the additional amount the Corporation paid on account of GST. The Corporation will not have any obligation to pay any increased consideration to the Dealers for a supply as a result of this Section until:

(1) the Corporation is required to pay an amount to the Dealers for the supply pursuant to the Operational Guidelines;

(2) the Dealer has given the Corporation a correctly rendered tax invoice and/or adjustment note in relation to the supply; and

(3) the Dealer has done all things reasonably necessary upon request to assist the Corporation to enable it to claim and obtain any input tax credit available (where entitled) to the Corporation in respect of the supply.

(j)    (1) The Corporation shall not, subject to Section 3(j)(2) of this Agreement, make any offer relating to any Notes that would constitute an Issuer Free Writing Prospectus, including a Term Sheet (as defined in Section 3(j)(2) below) without the prior consent of the relevant Dealers involved in the offer and sale of such Notes. The Corporation shall comply with the requirements of Rule 433 under the 1933 Act with respect to any such Issuer Free Writing Prospectus. Any such Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Notes to which such Issuer Free Writing Prospectus relates or until any earlier date that the Corporation notified or notifies the Dealers as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement relating to the Notes, including any document incorporated by reference therein and the Prospectus deemed to be part thereof that has not been superseded or modified. If at any time from the issuance of an Issuer Free Writing Prospectus to the completion of the distribution of the Notes there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Notes, including any document incorporated by reference therein and the Prospectus deemed to be part thereof that has not been superseded or modified, the Corporation shall promptly notify the Dealers and shall promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict.

(2) The Corporation may prepare a term sheet (as applicable, each a “Term Sheet”), containing a description of such Notes, which shall be in a form approved by the relevant Dealers involved in the offer and sale of the relevant Notes and substantially consistent with the terms agreed orally and confirmed in writing to the relevant Dealer in a Terms Agreement or otherwise. Any such Term Sheet shall constitute an Issuer Free Writing Prospectus and the Corporation shall file such Term Sheet with the Commission pursuant to Rule 433(d) under the 1933 Act within the time period prescribed by such Rule.

B. The Guarantor covenants with each Dealer as follows:

(a) At any time when a Prospectus is required to be delivered in connection with the sale of the Notes (including in the circumstances where such requirement can be satisfied pursuant to Rule 172 under the 1933 Act), the Guarantor will comply with all of the requirements imposed upon the Guarantor by the 1933 Act and 1934 Act, as now and hereafter amended, and by the Regulations, as from time to time in force, so far as necessary to permit the continuance of the sale of or a dealing in the Notes as contemplated by the provisions hereof and by the Time of Sale Prospectus or the Prospectus. If during such period, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus or the Prospectus in order that the Time of Sale Prospectus or the Prospectus, as the case may be, will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or if it shall be necessary at any such time to amend or supplement the Registration Statement, the Time of Sale Prospectus or the Prospectus in order to comply with the requirements of the 1933 Act, the 1934 Act or the Regulations, the Corporation or the Guarantor shall give immediate notice, confirmed in writing, to each Dealer to cease the solicitation of offers to purchase the Notes in the Dealer’s capacity as Dealer and to cease sales of any Notes the Dealers may then own as principal, and then if, at the time of any notification to suspend solicitations, any Dealer shall own any of the Notes with the intention of reselling them, or the Corporation has accepted an offer to purchase Notes but the related settlement has not occurred, the Guarantor will promptly prepare, or assist the Corporation in preparing, and file with the Commission such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement, the Time of Sale Prospectus or the Prospectus, as the case may be, comply with such requirements.

(b) With respect to each sale of Notes and as soon as practicable after the close of its fiscal year, the Guarantor will make generally available to the holders of the Notes a statement of its revenues and expenses, covering a period of at least twelve months beginning after the effective date of the Registration Statement, which will satisfy the provisions of Section 11(a) of the 1933 Act.

(c) The Guarantor will give each Dealer notice, or cause the Corporation to give each Dealer notice, of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Time of Sale Prospectus or the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish each Dealer, or will cause the Corporation to furnish each Dealer, with copies of any such amendment or supplement or other documents proposed to be filed in either case a reasonable time in advance of filing, and will afford the Dealers a reasonable opportunity to comment on any such proposed amendment or supplement before it is filed or used.

(d) The Guarantor will notify each Dealer immediately, and confirm the notice in writing, or will cause the Corporation to notify each Dealer immediately and confirm such notice in writing, (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the mailing or the delivery to the Commission for filing of any supplement to the Time of Sale Prospectus or the Prospectus or any amendment to the Registration Statement, (iii) of the receipt of any comments from the Commission with respect to the Registration Statement, the Time of Sale Prospectus or the Prospectus, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Time of Sale Prospectus or the Prospectus or for additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose and (vi) of the receipt by the Guarantor of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes. The Guarantor, in cooperation with the Corporation, will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(e) The Guarantor will assist, in cooperation with the Dealers and the Corporation, in qualifying the Notes for offering and sale and determining their eligibility for investment under the applicable laws of such states and other jurisdictions of the United States as the Dealers may designate, and will assist in maintaining such qualifications in effect for as long as may be required for the distribution of the Notes. The Guarantor will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified; provided, however, that the Guarantor shall not be obligated to file a consent to service of process in any jurisdiction.

SECTION 4. Payment of Expenses

The Corporation, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all reasonable expenses incidental to the performance of the obligations of the Corporation and the Guarantor hereunder, will pay the expenses (including fees and disbursements of counsel) incurred by the Dealers in connection with the matters referred to in Section 3.A.(f) hereof and the preparation of memoranda relating thereto, and will pay any fees charged by investment rating agencies for rating the Notes, the cost of furnishing to the Dealers copies of the Registration Statement, the Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and each amendment and supplement thereto, in such numbers as the Dealers may reasonably request, the reasonable fees and disbursements of its U.S. legal counsel, the costs and charges of the Fiscal Agent relating to its duties under the Amended and Restated Fiscal Agency Agreement and the Notes, NASD filing fees and expenses, out-of-pocket expenses of the Dealers in connection with delivery of the Time of Sale Prospectus and the Prospectus and the cost of preparing, issuing and delivering the Notes. The Corporation shall not in any event be liable to the Dealers for loss of anticipated profits from the transactions covered by this Agreement.

SECTION 5. Conditions of Obligation

The obligations of each Dealer to solicit, or to act as the Corporation’s agent in receiving, offers to purchase the Notes in its capacity as agent of the Corporation or to consummate any purchase by it as principal of Notes from the Corporation as contemplated by Section 2.B. hereof will be subject to the accuracy of the representations and warranties on the part of the Corporation and the Guarantor herein contained, to the accuracy of the statements of any duly authorized officer or official of the Corporation or the Guarantor made in any certificate furnished pursuant to the provisions of Section 5(b)(1), 5(c) or 6.A.(b), to the performance and observance by the Corporation and the Guarantor of all their respective covenants and other obligations hereunder and to the following further conditions:

(a) (1) No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission; (2) no Dealer shall have been advised by the Corporation that the Registration Statement, the Time of Sale Prospectus or the Prospectus, or any amendment or supplement thereto, at any Representation Time and at the time it was required to be delivered to a purchaser of the Notes, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at such time, not misleading and (3) subsequent to the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there shall not have been any material adverse change in the financial position, results of operation, business affairs or business prospects of the Corporation or the financial, political or economic conditions of the Government of Queensland except as set forth in or contemplated by the Time of Sale Prospectus or the Prospectus, as applicable.

(b) At the Closing Time, and at such other times specified in and subject to the provisions of Section 6.A.(b) and (c) hereof the Dealers shall have received:

(1) A certificate or certificates, dated as of such times, signed by the Chairman, Chief Executive or Acting Chief Executive of the Corporation in respect of the Corporation and by the Under Treasurer or Acting Under Treasurer of the State of Queensland in respect of the Guarantor, in which such persons, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Corporation and the Guarantor in this Agreement are true and correct, that the Corporation and the Guarantor have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to such time, that no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that, subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and, if applicable, the Time of Sale Prospectus with respect to any Note, there has been no material adverse change in the financial position, results of operation, business affairs or business prospects of the Corporation or the financial, political or economic conditions of the Government of Queensland except as set forth in or contemplated by the Prospectus, such Time of Sale Prospectus or as described in such certificate.

(2) An opinion, dated as of such times, of the Crown Solicitor for the State of Queensland, with respect to the incorporation of the Corporation, the validity of the Notes and the guarantee of the Notes by the Guarantor, the Registration Statement, the Prospectus, the Time of Sale Prospectus (if applicable) and other related matters as they may require, and the Corporation and the Guarantor shall have furnished to such counsel such documents as he requests for the purpose of enabling him to pass upon such matters. In rendering such opinions, such counsel may rely on the opinion of Sullivan & Cromwell (or other counsel satisfactory to the Dealers receiving such opinions) as to all matters governed by United States law.

(3) An opinion, dated as of such times, of Sullivan & Cromwell, or such other counsel satisfactory to the Dealers receiving such opinions, with respect to the validity under the laws of New York and the United States of America of the Notes and the guarantee of the Notes by the Guarantor, the Registration Statement, the Prospectus, the Time of Sale Prospectus (if applicable) and other related matters as they may require, and the Corporation and the Guarantor shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In giving their opinion, Sullivan & Cromwell may rely on the opinions of the Crown Solicitor as to all matters governed by Queensland and Australian law.

(4) From the Auditor-General of the State of Queensland, or any successor independent auditor, a letter, dated as of such times, and delivered at such times, in the form heretofore agreed to.

(c) There shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the Australian Stock Exchange Limited; (ii) a general moratorium on commercial banking activities (A) in New York declared by either U.S. federal or New York State regulatory authorities or (B) in Australia declared by the Australian regulatory authorities; (iii) any outbreak or escalation of hostilities, other insurrections or armed conflict in which the United States of America or the Commonwealth of Australia is involved or any declaration of a national emergency or war by either of such countries, or any other calamity or crisis or materially adverse change in general economic, political or financial conditions having an effect on the U.S. financial markets; or (iv) any downgrading in the rating of any debt securities of the Corporation by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the 1933 Act), which, in the case of any of the events described in clauses (i) through (iv) above, individually or in the aggregate, in the sole judgment of such Dealer, makes it impracticable or inadvisable to proceed with the solicitation of offers to purchase Securities, or the consummation of the purchase of Notes by such Dealer as principal for resale to others, as the case may be, on the terms and in the manner contemplated in the Time of Sale Prospectus and the Prospectus, each as then amended or supplemented.

(d) At the Closing Time and at such other times specified in Sections 6.A.(b) and (c), Sullivan & Cromwell, or such other counsel satisfactory to the Dealers receiving such opinions, shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Notes as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Corporation and the Guarantor in connection with the issuance and sale of the Notes as herein contemplated shall be satisfactory in form and substance to the Dealers and their counsel.

If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement or, if applicable, any agreement for the sale of Notes to a Dealer as principal, may be terminated by any affected Dealer with respect to such Dealer by notice to the Corporation at any time at or prior to the Closing Time or the time of settlement of such sale of Notes to a Dealer as principal, as the case may be, and such termination shall be without liability of any party to any other party, except that the covenants set forth in Section 3.A.(d) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreement set forth in Sections 7 and 8 hereof, and the provisions of Sections 10 and 13 hereof shall remain in effect.

SECTION 6. Additional Covenants of the Corporation

A. The Corporation covenants and agrees that:

(a) The time of each acceptance by it of an offer for the purchase of Notes, as agreed between the Corporation and the applicable Dealer(s), and the time of each agreement for the sale of Notes to a Dealer as principal, as agreed between the Corporation and the applicable Dealer(s), shall be deemed to be an affirmation that the representations, warranties, acknowledgements and agreements of the Corporation contained in this Agreement and in any certificate theretofore delivered to the Dealers pursuant to Sections 5(b)(1) hereof which was last furnished to the Dealers are true and correct at the time of such acceptance or sale, as the case may be, and such representations and warranties of the Corporation will be true and correct at the time of delivery to the purchaser or his agent, or such Dealer, as the case may be, of the relevant Notes as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement, the Time of Sale Prospectus and the Prospectus as amended and supplemented to each such time). Each such acceptance by the Corporation of an offer for the purchase of Notes, and each agreement for the sale of Notes to a Dealer as principal, shall be deemed to constitute an additional representation, warranty and agreement by the Corporation that, as of the Settlement Date for the sale of such Notes, after giving effect to the issuance of such Notes, of any other Notes to be issued on or prior to such Settlement Date and of any other debt securities to be issued and sold by the Corporation on or prior to such Settlement Date, (i) the aggregate principal amount of all outstanding Notes which have been issued and sold by the Corporation pursuant to this Agreement will not exceed US$500,000,000 or its equivalent (calculated as described in the Prospectus) (or such other amount as may from time to time be agreed upon in writing among the Corporation, the Guarantor and the Dealers) and (ii) the aggregate amount of debt securities (including any Notes) to which the Registration Statement relates which have been issued and sold by the Corporation in transactions which require such debt securities to be registered under the 1933 Act will not exceed the amount of debt securities registered pursuant to the Registration Statement.

(b) Each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement, such as a Pricing Supplement, providing solely for change in the interest rate, purchase price or maturities of the Notes remaining to be sold or similar changes) or another Registration Statement is filed with the Commission with respect to the Notes, the Corporation shall furnish or cause to be furnished to the Dealers forthwith a certificate or certificates in form satisfactory to the Dealers to the effect that the statements made on behalf of the Corporation and the Guarantor and contained in the certificates referred to in Section 5(b)(1) hereof which were last furnished to the Dealers are true and correct at the time of such amendment or supplement or filing or sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, certificates of the same tenor as the certificates referred to in said Section 5(b)(1), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificates.

(c) Each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement, such as a Pricing Supplement, providing solely for a change in the interest rate, purchase price or maturities of the Notes remaining to be sold or similar changes), or another Registration Statement is filed with the Commission with respect to the Notes, the Corporation shall furnish or cause to be furnished forthwith to the Dealers and the counsel for the Dealers a written opinion of the Crown Solicitor of the State of Queensland and Sullivan & Cromwell, or other counsel satisfactory to the Dealers receiving such opinions, dated the date of delivery of such opinions, in form satisfactory to the Dealers receiving such opinions, of the same tenor as the opinions referred to in Section 5(b)(2) and (3), hereof but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion or, in lieu of any such opinion, counsel last furnishing such opinions to the Dealers shall furnish to any Dealer entitled to receive such opinion a letter to the effect that such Dealer may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

(d) Each time that the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information, the Auditor-General of the State of Queensland shall furnish the Dealers a letter, dated the date of filing of such amendment, supplement or document with the Commission, of the same tenor as the portions of the letter referred to in Section 5(b)(4) hereof but modified to relate to the Registration Statement and Prospectus, as amended and supplemented to the date of such letter.

(e) The Corporation agrees that any obligation of a person who has agreed to purchase Notes to make payment for and take delivery of such Notes shall be subject to (i) the accuracy, on the related Settlement Date fixed pursuant to the Procedures, of the Corporation’s representation and warranty deemed to be made to the Dealers pursuant to the last sentence of Section 6.A.(a), and (ii) the satisfaction, on such Settlement Date, of each of the conditions set forth in Section 5(a).

(f) The Corporation, as co-registrant with the Guarantor, will file an annual report on Form 18-K with the Commission within nine months after the close of each of its fiscal years.

(g) As soon as practicable after the occurrence of a material development in the operations or financial position of the Corporation, the Corporation will disclose such material development by filing a report on Form 18-K/A amending its most recent annual report on Form 18-K filed as co-registrant with the Guarantor.

(h) In respect of any Tranche of Notes which must be redeemed before the first anniversary of the date of its issue, the Corporation will issue such Notes only if the following conditions apply (or the Notes can otherwise be issued without contravention of Section 19 of the United Kingdom Financial Services and Markets Act 2000 (the “FSMA”):

(a) the relevant Dealer covenants in the terms set out in paragraph (iv) of Exhibit C hereto; and

(b) the redemption value of each Note is not less than £100,000 (or an amount of equivalent value denominated wholly or partly in a currency other than sterling), and no part of any Note may be transferred unless the redemption value of that part is not less than £100,000 (or such an equivalent amount).

B. The Guarantor covenants and agrees that:

(a) The Guarantor, as co-registrant with the Corporation, will file an annual report on Form 18-K with the Commission within nine months after the close of each of its fiscal years.

(b) As soon as practicable after the occurrence of a material development in the financial, political or economic condition of the Guarantor, the Guarantor will disclose such material development by filing a report on Form 18-K/A amending its most recent annual report on Form 18-K filed as co-registrant with the Corporation.

SECTION 7. Indemnification

(a) Each of the Corporation and the Guarantor agrees to indemnify and hold harmless each Dealer and each person, if any, who controls each Dealer within the meaning of Section 15 of the 1933 Act as follows:

(1) against any and all loss, liability, claim, damage and expense arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), the Time of Sale Prospectus (or any part thereof) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Corporation or the Guarantor by any Dealer expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or the Time of Sale Prospectus, it being understood that the only such information provided by or on behalf of the Dealers is as set forth in the applicable Terms Agreement or in some other manner;

(2) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission (except as made in reliance upon and in conformity with information furnished by any Dealer as aforesaid) if such settlement is effected with the written consent of the Corporation and the Guarantor; and

(3) against any and all expense whatsoever (including, subject to Section 7(c) hereof, the reasonable fees and disbursements of counsel chosen by the Dealers) reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission (except as made in reliance upon and in conformity with information furnished by Dealer as aforesaid), to the extent that any such expense is not paid under (i) or (ii) above;

(b) Each Dealer on a several and not joint basis agrees to indemnify and hold harmless each of the Corporation and the Guarantor, each of the Corporation’s officials, officers and representatives who signed the Registration Statement, and each person, if any, who controls the Corporation within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or the Time of Sale Prospectus (or any part thereof) in reliance upon and in conformity with written information furnished to the Corporation or the Guarantor by such Dealer expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or the Time of Sale Prospectus, it being understood that the only such information provided by or on behalf of the Dealers is as set forth in the applicable Terms Agreement or in some other manner.

(c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party as to its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation unless the indemnified party shall have been advised by counsel that representation of the indemnified party by counsel provided by the indemnifying party pursuant to the foregoing would be inappropriate due to actual or potential conflicting interests between the indemnifying party and the indemnified party, including situations in which there are one or more legal defenses available to the indemnified party that are different for or additional to those available to the indemnifying party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, except to the extent that the local counsel, in addition to its regular counsel, is required in order to effectively defend against such action or proceeding.

SECTION 8. Contribution

If the indemnification provided for in Section 7 is unavailable or insufficient to hold harmless an indemnified party under Sections 7 (a) or (b) (otherwise than pursuant to the express terms thereof), then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 7 (a) or (b) (i) in such proportion as is appropriate to reflect the relative benefits received by the Corporation and the Guarantor, on the one hand, and any Dealer, on the other, from the offering pursuant to this Agreement of the Notes which are the subject of the action or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Corporation and the Guarantor, on the one hand, and any Dealer, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Corporation and the Guarantor, on the one hand, and any Dealer, on the other, shall be deemed to be in the same proportions as the total net proceeds from the offering pursuant to this Agreement of the Notes which are the subject of the action (before deducting expenses) received by the Corporation bear to the total discounts and commissions received by such Dealer from the offering of such Notes pursuant to this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Corporation and the Guarantor or such Dealer and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statements or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this Section. Notwithstanding the provisions of this Section 8, no Dealer shall be required to contribute any amount in excess of the amount by which the total price at which the Notes which are the subject of the action and which were distributed to the public through it pursuant to this Agreement or upon resale of Notes purchased by it from the Corporation exceeds the amount of any damages which such Dealer has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of each Dealer in this Section to contribute are several, in the same proportion which the amount of the Notes which are the subject of the action and which were distributed to the public through such Dealer pursuant to this Agreement bears to the total amount of such Notes distributed to the public through all of the Dealers pursuant to this Agreement, and not joint.

SECTION 9. Status of the Dealers

In soliciting purchases of the Notes from the Corporation (other than purchases as principal), each Dealer is acting solely as agent for the Corporation and not as principal. Each Dealer will make reasonable efforts to assist the Corporation in obtaining performance by each purchaser whose offer to purchase Notes from the Corporation has been solicited by such Dealer and accepted by the Corporation but such Dealer shall not have any liability to the Corporation in the event any such purchase is not consummated for any reason.

Nothing herein contained shall constitute the Dealers an association, joint venture or partnership, with the Corporation or the Guarantor or with each other.

SECTION 10. Representations, Warranties and Agreements to Survive Delivery

All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Corporation or the Guarantor submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of any Dealer or any controlling person, or by or on behalf of the Corporation or the Guarantor, and shall survive each delivery of and payment for any of the Notes.

SECTION 11. Termination

This Agreement may be terminated (with respect to the participation of any party hereto) for any reason at any time by the Corporation, the Guarantor, or by any Dealer, upon the giving of written notice of such termination to the other parties hereto. In the event of any such termination by any party hereto, no other party will have any liability to such party and such party will not have any liability to any other party hereto, except that (i) in the case of a termination pursuant to this Section 11, the Dealers shall be entitled to any commissions earned in accordance with the fourth paragraph of Section 2.A. hereof, (ii) if at the time of termination (A) the Dealers shall own any of the Notes with the intention of reselling them or (B) an offer to purchase any of the Notes has been accepted by the Corporation or an agreement for the sale of Notes has been entered into between the Corporation and a Dealer but the time of delivery to the purchaser or his agent of the Notes has not occurred, the covenants set forth in Sections 3 and 6 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and (ii) the covenant set forth in Section 3.A.(a) and 3.B.(a) hereof, the provisions of Section 4 hereof, the indemnity agreement set forth in Section 7 hereof, the contribution agreement set forth in Section 8 hereof, and the provisions of Sections 10 and 13 hereof shall remain in effect.

SECTION 12. Notices

All notices and other communications hereunder shall be delivered in person, sent by registered airmail post or by telex or facsimile transmission or communicated by telephone (subject in the case of communication by telephone to confirmation within 24 hours by letter delivered by one of the foregoing means) and shall be effective upon receipt, provided always that the failure of any letter, facsimile or telex confirmation to be delivered to or received by the party to whom it is addressed shall not invalidate the telephone communication in respect whereof it is sent. Notices to the Dealers shall be directed in the case of Deutsche Bank Securities Inc. to: 60 Wall Street, New York, New York, 10005 (facsimile no. (212) 797-2202), attention: Jeanmarie Genirs; in the case of any other Dealer, to such Dealer in care of Deutsche Bank Securities Inc. at the foregoing address; notices to the Corporation shall be directed to: Queensland Treasury Corporation, Minerals and Energy Centre, 61 Mary Street, Brisbane, Queensland, 4000, Australia (facsimile no. (61-7) 3210-0262), attention: Chief Executive:

and notices to the Guarantor shall be directed to: Queensland Treasury, Executive Building, 100 George Street, Brisbane, Queensland 4000, Australia, attention: Under Treasurer (facsimile no. (61-7) 3221-1781 ).

SECTION 13. Parties

This Agreement shall inure to the benefit of and be binding upon the parties hereto and the Dealers’ respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto or thereto and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein or therein contained. This Agreement and all conditions and provisions hereof and thereof (except for the conditions set forth in Section 6.A.(e) hereof) are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

SECTION 14. Sales of Notes Denominated in a Currency other than U.S. Dollars or of Indexed Notes

A. If at any time the Corporation and any of the Dealers shall determine to issue and sell Notes denominated in a currency other than U.S. dollars, which other currency may include a currency unit, or Indexed Notes (as defined below), the Corporation, the Guarantor and any such Dealer may execute and deliver a supplement to this Agreement for the purpose of making any appropriate additions to and modifications of the terms of this Agreement (and the Procedures) applicable to such Notes and the offer and sale thereof.

B. Each Dealer agrees, with respect to any Note denominated in a currency other than U.S. dollars, that it will not (i) as agent, directly or indirectly, solicit offers to purchase or (ii) as principal under any Terms Agreement or otherwise, directly or indirectly, offer, sell or deliver, such Note in, or to residents of, the country issuing such currency, except as permitted by applicable law.

C. As used in this Section 14, the term “Indexed Notes” shall refer to Notes in respect of which (i) the amount of principal repayable at maturity and/or (ii) the amount of interest payable on each interest payment date and at maturity is determined by reference to one or more indices or formulas, including, without limitation, currencies, currency units and financial indices.

D. The Corporation, the Guarantor and each Dealer hereby agrees not to solicit or accept any offers for, or otherwise to enter into any agreement providing for, the purchase on any day of Indexed Notes having the same interest rate or interest rate formula, if any, Stated Maturity, Issue Date and other terms unless the aggregate Face Amount of such Indexed Notes is equal to or greater than US$2,500,000 (or, in the case of Indexed Notes denominated in a currency other than U.S. dollars (the “Denominated

Currency”), the equivalent thereof in the Denominated Currency based upon the noon buying rate on the date the Corporation agrees to issue such Indexed Notes in New York City for cable transfer in such Denominated Currency as certified for customs purposes by the Federal Reserve Bank of New York). Each of the Dealers, in soliciting offers for Indexed Notes, hereby undertakes to market such Indexed Notes subject to the minimum aggregate amount described in the preceding sentence. In addition, each of the Dealers hereby agrees not to market any Indexed Notes as being or having the characteristics of a futures contract or commodity option, except to the extent necessary to describe the operation of the instrument or to comply with applicable disclosure requirements.

SECTION 15. Governing Law

This Agreement shall be governed by the laws of the State of New York without reference to the principles of conflicts of laws thereof, except that all matters governing authorizations and executions by the Corporation and the Guarantor shall be governed by the laws of the State of Queensland.

SECTION 16. Consent to Service; Jurisdiction

Each of the Corporation and the Guarantor hereby appoints Deutsche Bank Trust Company Americas of 60 Wall Street, New York, New York 10005 and its authorized successors as its authorized agent (the “Authorized Agent”) upon which process may be served in any action by any Dealer, or by any person controlling any Dealer, arising out of or based upon this Agreement which may be instituted in any State or Federal court in The City or State of New York, and expressly accepts the jurisdiction of any such court in respect of any such action. Such appointment shall be irrevocable as long as any of the Notes remain outstanding except that if, for any reason, such agent ceases to act in such capacity, each of the Corporation and the Guarantor will appoint another person in New York, selected in its discretion, as such Authorized Agent. Notwithstanding the foregoing, each of the Corporation and the Guarantor reserve the right to appoint another person located or with an office in New York, selected in its discretion without the consent of the Authorized Agent, as a successor Authorized Agent, and upon acceptance of such appointment by such a successor the appointment of the prior Authorized Agent shall terminate. Each of the Corporation and the Guarantor will take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment or appointments in full force and effect as aforesaid. Service of process upon the Authorized Agent, together with written notice of such service mailed or delivered to the Corporation or the Guarantor, as the case may be, at the addresses set forth in Section 12 hereof shall be deemed in every respect effective service of process upon the Corporation or the Guarantor, as the case may be. Notwithstanding the foregoing, any action by any Dealer, or by any person controlling any Dealer, arising out of or based upon this Agreement may be instituted in any competent court in the State of Queensland or any court in the Commonwealth of Australia competent to hear appeals therefrom. Each of the Corporation and the Guarantor hereby waives irrevocably any immunity from jurisdiction (but not execution or attachment or process in the nature thereof) to which it might otherwise be entitled in any action arising out of or based upon this Agreement which may be instituted as provided in this Section in any State or Federal court in The City or the State of New York or in any competent court in the State of Queensland or any court in the Commonwealth of Australia competent to hear appeals therefrom.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between you and us in accordance with its terms.

Very truly yours,

QUEENSLAND TREASURY CORPORATION

By:
Name:	Stephen Rochester
Title:	Chief Executive

THE TREASURER ON BEHALF OF
THE GOVERNMENT OF QUEENSLAND

By:
Name:	Hon. Anna Bligh
Title:	Treasurer

CONFIRMED AND ACCEPTED, as of

the date first above written:

DEUTSCHE BANK SECURITIES INC.

By:	By:
Name:	Name:
Date:	Date:

ABN AMRO INCORPORATED

By:
Name:
Date:

CITIGROUP GLOBAL MARKETS INC.

By:
Name:
Date:

RBC DOMINION SECURITIES CORPORATION

By:
Name:
Date:

EXHIBIT A

FORM OF DEALER ACCESSION LETTER

[Name of Dealer]

Dear Sirs:

Attached hereto is a copy of the Amended and Restated Distribution Agreement, dated August [•], 2006, among Queensland Treasury Corporation, a corporation sole constituted under the laws of the State of Queensland, Commonwealth of Australia (the “Corporation”), the Treasurer on behalf of the Government of Queensland (the “Guarantor”), and the several Dealers named therein (the “Amended and Restated Distribution Agreement”), and, to the extent applicable, the provisions thereof are incorporated by reference herein and deemed to be part of this letter agreement to the same extent as if such provisions had been set forth in full herein. All capitalized terms used but not defined herein shall have the meanings assigned in the Agreement.

The Corporation and the Guarantor hereby request that you act as a Dealer in the Notes, subject in all respects to the terms and conditions set forth in the Amended and Restated Distribution Agreement, as from                     , [until                     ] [INSERT IF REVERSE INQUIRY — solely for the purpose of offering and selling up to an aggregate principal amount of the Notes] and you hereby agree so to act. The Corporation and the Guarantor hereby confirm to you their respective representations and warranties in the Amended and Restated Distribution Agreement as if made as of the date hereof.

This letter agreement shall be governed by the laws of the State of New York without reference to the principles of conflicts of laws thereof, except that all matters governing authorizations and executions by the Corporation and the Guarantor shall be governed by the laws of the State of Queensland.

By execution hereof, you agree that you shall be subject to the same obligations [for the purposes of the offer and sale of such Notes] that you would have had if you had been a Dealer named in the Amended and Restated Distribution Agreement.

A-1

Please sign and return to us a counterpart of this letter to acknowledge your agreement to the terms hereof.

Yours faithfully,

QUEENSLAND TREASURY CORPORATION

By:
Name:
Title:

THE TREASURER ON BEHALF OF THE GOVERNMENT OF QUEENSLAND

By:
Name:
Title:

CONFIRMED AND ACCEPTED, this day of ,

[NAME OF DEALER]

By:
Name:
Title:

A-2

EXHIBIT B

FORM OF TERMS AGREEMENT

The following terms, if agreed to by the Presenting Dealer and the Corporation, may be specified in any Terms Agreement:

Principal Amount: US$

(or principal amount of foreign currency)

Interest Rate:

If Fixed Rate Note, Interest Rate:

If Floating Rate Note:

Interest Rate Basis:

Initial Interest Rate:

Initial Interest Reset Date:

Spread or Spread Multiplier, if any:

Interest Rate Reset Date(s):

Interest Payment Date(s):

Index Maturity:

Maximum Interest Rate, if any:

Minimum Interest Rate, if any:

Interest Rate Reset Period:

Interest Payment Period:

Interest Payment Date:

Calculation Agent:

If Redeemable:

Redemption Date(s):

Redemption Percentage(s):

Redemption Date(s):

(Option of Holder)

Redemption Percentage(s):

(Option of Holders)

Date of Maturity:

Purchase Price:         %

Settlement Date and Time:

Currency of Denomination:

Denominations (if currency is other than U.S. dollar):

Currency of Payment:

Additional Terms:

As used in this Terms Agreement, “Time of Pricing” means the time immediately prior to the time when you first receive final confirmations, orally or in writing, from purchasers for each contract of sale with regard to the Notes, which time the Corporation and you agree to be [    ] [a.m.] [p.m.] [            ] time on the date of this Terms Agreement.

B-1

[INSERT IF APPLICABLE — The obligation of the Presenting Dealer to purchase Notes hereunder is subject to the satisfaction, at such Settlement Date, of each of the conditions set forth in Section 5(b) of the Amended and Restated Distribution Agreement, dated as of August [•], 2006, between the Corporation and the Dealers named therein (it being understood that each document so required to be delivered shall be dated such Settlement Date).]

B-2

EXHIBIT C

SELLING RESTRICTIONS

Each Dealer will (to the best of its knowledge and belief) comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers or sells the Notes or possesses or distributes the Prospectus and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the Notes under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales and neither the Corporation nor any other Dealer shall have responsibility therefor.

Each of the Dealers, severally and not jointly, represents and warrants to, and agrees with, the Corporation that, in connection with its solicitation of offers to purchase Notes or its initial distribution of any Notes purchased by it as principal:

(i) It will not offer or sell Notes, directly or indirectly, in the Commonwealth of Australia, its territories and possessions (“Australia”) and that:

(A) it has not directly or indirectly offered for subscription or purchase or issued invitations to subscribe for or buy or sell any Notes; and

(B) it will not directly or indirectly offer for subscription or purchase or issue invitations to subscribe for or buy or sell any Notes; and

(C) it has not distributed and will not distribute any draft or final form offering memorandum, advertisement or other offering material relating to any Notes in Australia or to any person that the employees of the Dealer acting in connection with the offer or sale know or have reasonable grounds to suspect is an Offshore Associate of the Corporation other than one acting in the capacity of a dealer, manager or underwriter in relation to the placement of the Notes or in the capacity of a clearing house, custodian, funds manager or responsible entity of a registered scheme (within the meaning of the Corporations Act 2001 (Australia).

(ii)     (A) It will co-operate with the Corporation with a view to ensuring that Notes are offered for sale in such a manner which will allow payments of interest or amounts in the nature of interest on the Notes to be exempt from Australian withholding tax under Section 128F of the Income Tax Assessment Act 1936 (Australia).

(B) It hereby represents and warrants to and for the benefit of the Corporation that at the date of this Agreement:

(1)	in performing its obligations under this Agreement, it is and will be acting in the course of carrying on a business of providing finance, or investing or dealing in securities in the course of operating in financial markets;

(2)	except as disclosed to the Corporation, it is not, so far as it is aware, an associate (within the meaning of Section 128F of the Income Tax Assessment Act 1936 (Australia)) of any other Dealer.

(C) It agrees to notify the Corporation promptly of any act, condition, matter or thing of which it is aware and which renders the representations and warranties contained in clause (ii)(B) of this Exhibit untrue or inaccurate in any material respect if repeated with reference to the facts and circumstances then subsisting.

(D) It represents and agrees that it will not sell Notes or an interest in Notes to any person who is known or reasonably suspected by the employees of the Dealer acting in connection with the offer or sale to be an Offshore Associate other than one acting in the capacity of a dealer, manager or underwriter in relation to the placement of the Notes or in the capacity of a clearing house, custodian, funds manager or responsible entity of a registered scheme (within the meaning of the Corporations Act 2001 (Australia).

(E) The Corporation:

(1)	will place and maintain on an Electronic Source the following information:

(a)	the name of the Corporation;

(b)	the name of the Program;

(c)	such other information in connection with the Program as the Corporation wishes (subject to this Agreement); and

(2)	will distribute to each Dealer such number of copies of the Prospectus as the Dealer reasonably requests.

(F) Each Dealer may place on an Electronic Source the following information:

(1)	the name of the Corporation;

(2)	the name of the Program;

(3)	the Dealer’s name and contact details; and

(4)	such other information agreed between the Corporation and Dealer with the exception of information relating to indicative pricing and secondary trading which may be placed on an Electronic Source by a Dealer without the consent of the Corporation.

(G) In connection with any Note issued, unless a Dealer has confirmed in writing to the Corporation that the initial issue to the Dealer of Notes was a result of negotiations initiated pursuant to an Electronic Source, each Dealer will, for the purpose of placing the Notes, within 30 days of issue:

(1)	offer for sale any Notes issued to it and procure that negotiations for sale are initiated pursuant to an Electronic Source; or

(2)	offer any Notes issued to at least 10 persons each carrying on a business of providing finance or investing or dealing in securities in the course of operating in financial markets and not known or reasonably suspected by the Dealer to be an associate (within the meaning of Section 128F of the Income Tax Assessment Act 1936 (Australia)) of any other person covered by this paragraph; or

(3)	offer any Notes issued to it to at least 100 persons whom it is reasonable for the Dealer to regard as having acquired securities similar to the Notes in the past or being likely to be interested in acquiring such instruments.

This undertaking does not apply where the issue of the Notes resulted from their being offered for issue as a result of being accepted for listing on a stock exchange where the Corporation had previously entered into an agreement with the Dealer, in relation to the placement of the Notes, requiring the Corporation to seek such listing.

(H) In connection with any Note issued, each Dealer will provide to the Corporation, within 14 days of receipt of a request from the Corporation, such information of which it is aware in relation to any such Note as is reasonably required for the purposes of assisting the Corporation to demonstrate that the public offer test under Section 128F of the Income Tax Assessment Act 1936 (Australia) has been satisfied but no Dealer is obliged to disclose the identity of the purchaser of any Note or any information from which such identity might or would be capable of being ascertained, or any information the disclosure of which would be contrary to or prohibited by any relevant law, regulation or directive. In connection with any Note issued and within 14 days of receipt of a request from the Corporation, each Dealer will provide directly to the Australian Taxation Office on a confidential basis information necessary to demonstrate its compliance with the provisions of clause (ii)(G) of this Exhibit.

(I) In this Exhibit, “Electronic Source” means an electronic financial markets information source:

(a)	operated by Reuters or Bloomberg; or

(b)	which has been approved in writing by the Corporation,

access to which is available to market participants.

(J) In this Exhibit, “Offshore Associate” means an associate (as defined in Section 128F) of the Corporation that is either a non-resident of the Commonwealth of Australia which does not acquire the Notes in carrying on a business at or through a permanent establishment in Australia or, alternatively, is a resident of Australia that acquires the Notes in carrying on a business at or through a permanent establishment outside of Australia.

(iii) in relation to Notes which have a maturity of one year or more it has not offered or sold and, prior to the expiry of the period of six months from the Issue Date specified in the Pricing Supplement for such Notes, will not offer or sell any such Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the United Kingdom Public Offers of Securities Regulations 1995;

(iv) in relation to any Notes which have a maturity of less than one year, (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell any Notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Notes would otherwise constitute a contravention of Section 19 of the United Kingdom Financial Services and Markets Act 2000 (the “FSMA”) by the Corporation;

(v) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Corporation or the Guarantor; and

(vi) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Notes in, from or otherwise involving the United Kingdom.

(vii) in connection with the offering of Notes on behalf of the Corporation denominated in Japanese Yen or payable in Japanese Yen (“Yen Notes”) each Dealer confirms that if it purchases such Yen Notes, it will make such purchases for its own account, and it will not solicit offers to purchase Yen Notes, effect sales of Yen Notes or deliver Yen Notes directly or indirectly in Japan or to any person resident in Japan or to or for the benefit of any Japanese person (which term as used herein means any person resident in Japan, including any corporation or any other entity organized under the laws of Japan) or to others for reoffering, resale or delivery, directly or indirectly, in Japan or to or for the benefit of any Japanese person except in circumstances which will result in compliance with any applicable laws, regulations and ministerial guidelines of Japan taken as a whole. Each Dealer agrees to provide any necessary information on Yen Notes to the Corporation (which shall not include the name of the clients) so that the Corporation may make any required reports to the Kanto Local Finance Bureau, Japan, the Minister of Finance of Japan, or any other competent governmental authority in Japan.

EXHIBIT D

ADMINISTRATIVE PROCEDURES

The U.S. Medium-Term Notes, Series A, due from nine months to 30 years from their issue date (the “Notes”) are to be offered on a continuing basis by Queensland Treasury Corporation (the “Issuer”). Deutsche Bank Securities Inc., ABN AMRO Incorporated, RBC Dominion Securities Corporation and Citigroup Global Markets Inc., as agents (individually, a “Dealer” and collectively, the “Dealers”), have each agreed to use best efforts to solicit offers to purchase the Notes. The Dealers will not be obligated to purchase Notes for their own account. The Notes are being sold pursuant to an Amended and Restated Distribution Agreement, dated August [    ], 2006 (the “Amended and Restated Distribution Agreement”), among the Issuer, The Treasurer on behalf of the Government of Queensland (the “Guarantor”) and the Dealers, and will be issued pursuant to an Amended and Restated Fiscal Agency Agreement, dated November 1, 2002 (the “Amended and Restated Fiscal Agency Agreement”), between the Issuer and Deutsche Bank Trust Company Americas, as fiscal agent (the “Fiscal Agent”). The Notes will be unconditionally guaranteed by the Guarantor pursuant to one or more Deeds of Guarantee given under Section 33 of the Queensland Treasury Corporation Act 1988 (the “Guarantee”), and the Notes and the Guarantee will rank pari passu with all other unsecured and unsubordinated indebtedness of the Issuer and the Guarantor, respectively, and will have been registered under the U.S. Securities Act of 1933 (the “Act”). For a description of the terms of the Notes and the Guarantee and the offering and sale thereof, see the sections entitled “Description of Notes and Guarantee”, “Special Provisions and Risks Relating to Foreign Currency Notes”, “Plan of Distribution of Notes” and “Glossary” in the Prospectus Supplement relating to the Notes, dated August [    ], 2006 attached hereto and hereinafter referred to as the “Prospectus Supplement”, and the sections entitled “Description of Securities and Guarantee”, “United States Federal Taxation” and “Plan of Distribution” in the Prospectus relating to the Notes, dated August [    ], 2006, attached hereto and hereinafter referred to as the “Prospectus”. Defined terms used herein but not defined herein shall have the meanings assigned to them in the Amended and Restated Distribution Agreement, the Prospectus or the Prospectus Supplement, or if different, in the applicable Pricing Supplement.

The Notes will be represented either by Global Notes delivered to The Depository Trust Company (“DTC”) or its nominee and recorded in the book-entry system maintained by DTC or such nominee (“Book-Entry Notes”) or by certificates delivered to the Holders thereof or Persons designated by such Holders (“Certificated Notes”). Notes for which interest is calculated on the basis of a fixed interest rate are referred to herein as “Fixed Rate Notes”. Notes for which interest is calculated at a rate or rates determined by reference to an interest rate formula are referred to herein as “Floating Rate Notes”.

Notes which are issued at a price lower than the principal amount thereof and which provide that upon redemption or acceleration of the Maturity thereof an amount less than the principal thereof shall become due and payable are referred to herein as “Original Issue Discount Notes”. For special provisions relating to Original Issue Discount Notes and other Notes issued at a discount for tax purposes, see the section entitled “United States Holders — Original Issue Discount” in the Prospectus.

Unless otherwise indicated in the applicable Pricing Supplement, the Notes will be denominated in U.S. dollars and payments of principal of and any premium and interest on the Notes will be made in U.S. dollars in the manner indicated in the Prospectus and the Prospectus Supplement. Notes denominated in one or more currencies or currency units other than U.S. dollars are referred to herein as “Foreign Currency Notes”. For special provisions relating to Foreign Currency Notes, see the sections entitled “Special Provisions Relating to Foreign Currency Notes” in the Prospectus Supplement. Specific information concerning the foreign currency or currency unit in which a particular Foreign Currency Note is denominated, including historical exchange rates and a description of the currency and any exchange controls, shall be contained in a Pricing Supplement to the Prospectus Supplement reflecting the terms of such Note.

Notes which provide that amounts payable by the Issuer in respect of principal of or any premium or interest on the Notes shall be determined by reference to the value, rate or price of one or more specified indices, and are referred to herein as “Indexed Notes”. Specific information pertaining to the method for determining the principal amounts payable, an historical comparison of the value, rate or price of the specified index, indices and the face amount of the Indexed Note and certain additional tax considerations will be described in the applicable Pricing Supplement.

Administrative procedures and specific terms of the offering are explained below. Part I indicates procedures applicable to all Notes; Part II indicates specific procedures for Certificated Notes; and Part III indicates specific procedures for Book-Entry Notes. The Issuer will advise the Dealers in writing of those persons handling administrative responsibilities with whom the Dealers are to communicate regarding offers to purchase Notes and the details of their delivery.

PART I:    PROCEDURES APPLICABLE TO ALL NOTES

Issue Date

Each Note will be dated the date of its authentication. Each Note will also bear an original issue date (the “Issue Date”) which, with respect to any such Note (or portion thereof), shall mean the date of its original issuance and shall be specified therein. The Issue Date will remain the same for all Notes subsequently issued upon transfer, exchange or substitution of a Note, regardless of their dates of authentication.

Price to Public

Except as otherwise specified in a Pricing Supplement, each Note will be issued at 100% of principal amount.

Maturities; Minimum Purchase;

Each Note will mature on a date, selected by the purchaser and agreed to by the Issuer, which will be at least nine months but not more than 30 years after its Issue Date. Except as otherwise specified in a Pricing Supplement, the minimum aggregate amount of Notes which may be offered to any purchaser will be $100,000 or, in the case of Notes issued in Japanese Yen, at least ¥1,000,000. In the case of Notes issued on terms that they must be redeemed before their first anniversary will, if the proceeds of the issue are accepted in the United Kingdom, constitute deposits for the purposes of the prohibition on accepting deposits contained in section 19 of the United Kingdom Financial Services and Markets Act 2000 unless they are issued to a limited class of professional investors and have a denomination of at least £100,000 or its equivalent, see “Exhibit C-Selling Restrictions”.

Interest Payments

Interest on each interest-bearing Note will be calculated and paid in the manner described in such Note and in the Prospectus Supplement and the applicable Pricing Supplement. Unless otherwise set forth therein, interest on Fixed Rate Notes (including interest for partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months and will not accrue on the 31st day of any month. Interest on Floating Rate Notes, except as otherwise set forth therein, will be calculated on the basis of actual days elapsed and a year of 360 days, except that in the case of a Floating Rate Note for which the Base Rate is the Treasury Rate, interest will be calculated on the basis of the actual number of days in the year.

On the fifth Business Day immediately preceding each Interest Payment Date, the Fiscal Agent will furnish the Issuer with the total amount of interest payments (whether in U.S. dollars or other currencies or currency units) to be made on such Interest Payment Date. The Fiscal Agent will provide monthly, to the Issuer, a list of the principal and any premium and interest to be paid on Notes maturing in the next succeeding month. The Fiscal Agent will assume responsibility for withholding taxes on interest paid as required by law.

Redemption/Repayment

If indicated in the applicable Pricing Supplement, the Notes of a particular tenor will be subject to redemption in whole or in part (subject to applicable minimum denominations), at the option of the Issuer on and after an initial redemption date as set forth in the applicable Pricing Supplement and in the applicable Note. The redemption price will be set forth in the applicable Pricing Supplement and in the applicable Note.

If indicated in the applicable Pricing Supplement, the Notes of a particular tenor will be subject to repayment at the option of the Holders thereof in accordance with the terms of the Notes on a repayment date as set forth in the applicable Pricing Supplement and in the applicable Note. The repayment date or dates and repayment price will be set forth in the applicable Pricing Supplement and in the applicable Note.

Procedures for Establishing the Terms of the Notes

The Issuer and the Dealers will discuss from time to time the rates to be borne by the Notes that may be sold as a result of the solicitation of offers by the Dealers. Once any Dealer has recorded any indication of interest in Notes upon certain terms, and communicated with the Issuer, if the Issuer plans to accept an offer to purchase Notes upon such terms, it will prepare a Pricing Supplement to the Prospectus, as then amended or supplemented, reflecting the terms of such Notes and, after confirmation of the description of the terms of such Note in the Pricing Supplement by the Dealer who presented the offer (the “Presenting Dealer”), will arrange to have 10 copies of the Pricing Supplement filed with, or transmitted by a means reasonably calculated to result in filing with, the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424 under the Securities Act of 1933, as amended (the “Act”).1 The Issuer will supply at least 10 copies of the Prospectus, as then amended or supplemented, and bearing such Pricing Supplement, to the Presenting Dealer. No settlements with respect to Notes upon such terms may occur prior to such transmitting or filing and the Dealers will not, prior to such transmitting or filing, mail confirmations to customers who have offered to purchase Notes upon such terms. After such transmitting or filing, sales, mailing of confirmations and settlements may occur with respect to Notes upon such terms, subject to the provisions of “Delivery of Prospectus” below.

If the Issuer decides to post rates and a decision has been reached to change interest rates, the Issuer will promptly notify each Dealer. Each Dealer will forthwith suspend solicitation of purchases. At that time, the Dealers will recommend and the Issuer will establish rates to be so “posted”. Following establishment of posted rates and prior to the transmitting or filing described in the preceding paragraph, the Dealers may only record indications of interest in purchasing Notes at the posted rates. Once any Dealer has recorded any indication of interest in Notes at the posted rates and communicated with the Issuer, if the Issuer plans to accept an offer at the posted rate, it will prepare a Pricing Supplement reflecting such posted rates and, after approval from the Presenting Dealer, will arrange to have 10 copies of the Pricing Supplement filed with, or transmitted by means reasonably calculated to result in filing with the Commission and will supply at least 10 copies of the Prospectus, as then amended or supplemented, accompanied by such Pricing Supplement, to the Presenting Dealer. No settlements at the posted rates may occur prior to such transmitting or filing and the Dealers will not, prior to such transmitting or filing, mail confirmations to customers who have offered to purchase Notes at the posted rates. After such transmitting or filing, sales, mailing of confirmations and settlements may resume, subject to the provisions of “Delivery of Prospectus” below.

Outdated Pricing Supplements, and copies of the Prospectus to which they are attached (other than those retained for files), will be destroyed.

Notwithstanding the foregoing the Issuer shall have the right to discuss possible issues of Notes or post rates for certain Notes, with one or some of the Dealers rather than all of the Dealers.

Suspension of Solicitation; Amendments or Supplements

As provided in the Amended and Restated Distribution Agreement, the Issuer may instruct the Dealers to suspend solicitation of offers to purchase at any time, and upon receipt of at least one Business Day’s prior notice from the Issuer, the Dealers will each forthwith suspend solicitation until such time as the Issuer has advised them that solicitation of offers to purchase may be resumed.

[1]

If clause (b)(3) of Rule 424 is applicable, such filing shall be made no later than the fifth business day following the earlier of the date of determination of the settlement information described below or the date such Pricing Supplement is first used. If clause (b)(2) or (b)(5) of Rule 424 is applicable, such filing shall be made no later than the second business day following the earlier of the date of determination of the settlement information or the date such Pricing Supplement is first used.

If the Dealers receive the notice from the Issuer or the Guarantor contemplated by Section 3.A.(a) or 3.B.(a) of the Amended and Restated Distribution Agreement, they will promptly suspend solicitation and will only resume solicitation as provided in the Amended and Restated Distribution Agreement. If the Issuer or the Guarantor, as the case may be, is required, pursuant to Section 3.A.(a) or 3.B.(a) of the Amended and Restated Distribution Agreement, to prepare an amendment or supplement, it will promptly furnish each Dealer with the proposed amendment or supplement; if the Issuer or the Guarantor, as the case may be, decides to amend or supplement the Registration Statement or the Prospectus relating to the Notes, it will promptly advise each Dealer and will furnish each Dealer with the proposed amendment or supplement, in each case in accordance with the terms of the Amended and Restated Distribution Agreement. The Issuer or the Guarantor, as the case may be, will file such amendment or supplement with the Commission, provide the Dealers with copies of any such amendment or supplement, confirm to the Dealers that such amendment or supplement has been filed with the Commission and advise the Dealers that solicitation may be resumed.

Any such suspension shall not affect the Issuer’s and Guarantor’s respective obligations under the Amended and Restated Distribution Agreement; and in the event that at the time the Issuer or the Guarantor, suspends solicitation of offers to purchase there shall be any offers already accepted by the Issuer outstanding for settlement, the Issuer will have the sole responsibility for fulfilling such obligations. The Issuer will in addition promptly advise the Dealer and the Fiscal Agent in writing if such offers are not to be settled and if copies of the Prospectus as in effect at the time of the suspension may not be delivered in connection with the settlement of such offers.

Acceptance of Offers

Each Dealer will promptly advise the Issuer, at its option orally or in writing, of each reasonable offer to purchase Notes received by it. Each Dealer may, in its discretion reasonably exercised, without notice to the Issuer, reject any offer received by it, in whole or in part. The Issuer will have the sole right to accept offers to purchase Notes and may reject any such offer, in whole or in part. If the Issuer accepts or rejects an offer, in whole or in part, the Issuer will promptly so notify the Presenting Dealer.

Confirmation

For each accepted offer, the Presenting Dealer will issue a confirmation to the purchaser, with a separate confirmation to the Issuer, setting forth the Purchase Information (as defined under II below with respect to Certificated Notes and III below with respect to Book-Entry Notes) and delivery and payment instructions; provided, however, that, in the case of the confirmation issued to the purchaser, no confirmation shall be delivered to the purchaser prior to the delivery of the Prospectus referred to below.

Determination of Settlement Date

The receipt of immediately available funds by the Issuer in payment for a Note and (i) in the case of Certificated Notes, the authentication and issuance of such Note and (ii) in the case of Book-Entry Notes, entry by the Presenting Dealer of an SDFS deliver order through DTC’s Participant Terminal System to credit such Note to the account of a Participant purchasing, or acting for the purchase of, such Note, shall, with respect to such Note, constitute “settlement”. All offers accepted by the Issuer will be settled on the fifth Business Day next succeeding the date of acceptance unless otherwise agreed by the purchaser and the Issuer. The Settlement Date shall be specified upon receipt of an offer to purchase. Prior to 11:00 a.m., New York City time, on the Settlement Date, the Issuer will instruct the Fiscal Agent in writing as provided in the Amended and Restated Fiscal Agency Agreement to authenticate and deliver the Notes no later than 2:15 p.m., New York City time, on that date.

Delivery of Prospectus

A copy of the Prospectus as most recently amended or supplemented on the date of delivery thereof (except as provided below) must be delivered to a purchaser prior to or together with the earlier of the delivery of (i) the written confirmation provided for above, and (ii) any Note purchased by such purchaser. (For this purpose, entry of an SDFS deliver order through DTC’s Participant Terminal System to credit a Note to the account of a Participant purchasing, or acting for the purchaser of, a Note shall be deemed to constitute delivery of such Note.) Subject to the foregoing, it is anticipated that delivery of the Prospectus, confirmation and Notes to the purchaser will be made simultaneously at settlement. The Issuer shall ensure that the Presenting Dealer receives copies of the Prospectus and each amendment or supplement thereto (including appropriate Pricing Supplements) in such quantities and within such time limits as will enable the Presenting Dealer to deliver such confirmation or Note to a purchaser as contemplated by these procedures and in compliance with the first sentence of this paragraph. If, since the date of acceptance of a purchaser’s offer, the Prospectus shall have been supplemented solely to reflect any sale of Notes on terms different from those agreed to between the Issuer and such purchaser or a change in posted rates not applicable to such purchaser, such purchaser shall not receive the Prospectus as supplemented by such new supplement, but shall receive the Prospectus as supplemented to reflect the terms of the Notes being purchased by such purchaser and otherwise as most recently amended or supplemented on the date of delivery of the Prospectus.

Authenticity of Signatures

The Issuer will cause the Fiscal Agent to furnish the Dealers from time to time with the specimen signatures of each of the Fiscal Agent’s officers, employees or dealers who have been authorized by the Fiscal Agent to authenticate Notes, but no Dealer will have any obligation or liability to the Issuer, the Guarantor or the Fiscal Agent in respect of the authenticity of the signature of any officer, employee or dealer of the Issuer, the Guarantor or the Fiscal Agent on any Note or the Global Note (as defined in Part III).

Advertising

The Issuer will determine with the Dealers the amount of advertising that may be appropriate in offering the Notes.

Business Day

“Business Day” means any day which is not a Saturday or Sunday and is not a day on which banking institutions are generally authorized or obligated by law or executive order to close in The City of New York and, with respect to LIBOR notes, a London Banking Day. “London Market Day” means any day on which dealings in deposits in U.S. Dollars are transacted in the London interbank market.

Fiscal Agent Not to Risk Funds

Nothing herein shall be deemed to require the Fiscal Agent to risk or expend its own funds in connection with any payment made to the Issuer, the Guarantor, the Dealers, DTC or any Noteholder, it being understood by all parties that payments made by the Fiscal Agent to the Issuer, the Guarantor, the Dealers, DTC or any Holder of a Note shall be made only to the extent that funds are provided to the Fiscal Agent for such purpose.

PART II:    ADMINISTRATIVE PROCEDURES FOR CERTIFICATED NOTES

Form and Denominations

Unless otherwise specified in the applicable Pricing Supplement, the Certificated Notes shall be issued only in fully registered form in denominations of $100,000 and integral multiples of $1,000 in excess thereof, or, in the case of Foreign Currency Notes, in such minimum denomination, not less than the equivalent of $100,000, and such greater denomination or denominations in excess thereof, as shall be set forth in the applicable Pricing Supplement.

Transfers and Exchanges

A Certificated Note may be presented for transfer or exchange at the principal corporate trust office of the Fiscal Agent in The City of New York. Certificated Notes will be exchangeable for other Certificated Notes of any authorized denominations and of like tenor and in a like aggregate principal amount, upon surrender of the Certificated Notes to be exchanged at the corporate trust office of the Fiscal Agent. Certificated Notes will not be exchangeable for Book-Entry Notes.

Payment at Maturity

Upon presentation of each Certificated Note at Maturity, the Fiscal Agent (or a duly authorized Paying Agent) will pay the principal amount thereof, together with any premium and accrued interest due at Maturity. Such payment will be made in immediately available funds, provided that the Certificated Note is presented in time for the Fiscal Agent or such Paying Agent to make payment in such funds in accordance with its normal procedures. The Issuer will provide the Fiscal Agent (and any Paying Agent) with funds available for immediate use for such purpose. Certificated Notes presented at Maturity will be canceled by the Fiscal Agent as provided in the Amended and Restated Fiscal Agency Agreement. For special provisions relating to Foreign Currency Notes, see the section entitled “Special Provisions Relating to Foreign Currency Notes” in the Prospectus Supplement.

Details for Settlement

For each offer for Certificated Notes accepted by the Issuer, the Presenting Dealer shall communicate to the Issuer no later than 3:00 p.m., New York City time, on the second Business Day preceding the settlement date, by telephone, telex, facsimile transmission or other acceptable means, the following information (the “Purchase Information”):

1.	Exact name in which the Note or Notes are to be registered (“registered owner”).

2.	Exact address of registered owner and, if different, the address for delivery, notices and payment of principal and any premium and interest.

3.	Taxpayer identification number of registered owner.

4.	Principal amount of each Note in authorized denominations to be delivered to registered owner.

5.	In the case of Fixed Rate Notes, the interest rate of each Note; in the case of Floating Rate Notes, the interest rate formula, the Interest Rate Basis, the Spread and/or Spread Multiplier (if any), the Computation Period, the maximum or minimum interest rate limitation (if any), the Calculation Agent, the Calculation Dates, the Initial Interest Rate, the Interest Payment Period, the Interest Payment Months, the Interest Payment Dates, the Regular Record Dates, the Index Maturity, the Interest Determination Dates, the Interest Reset Months and the Interest Reset Dates, in each case, to the extent applicable with respect to each Note.

6.	Stated Maturity of each Note.

7.	Redemption and/or repayment provisions, if any, of each Note.

8.	The Exchange Rate Agent, if applicable.

9.	The Regular Record Date, if applicable.

10.	Trade date of each Note.

11.	Settlement Date (Issue Date) of each Note.

12.	Presenting Dealer’s commission (to be paid in the form of a discount from the proceeds remitted to the Issuer upon settlement).

13.	Price.

14.	Currency or currency unit in which each Note is to be denominated and exchange rate applicable to purchase Foreign Currency Notes to be paid for in U.S. dollars.

15.	Any additional applicable terms of each Note.

The Issue Date of, and the Settlement Date for, Certificated Notes will be the same. Before accepting any offer to purchase Certificated Notes to be settled in less than three Business Days, the Issuer shall verify that the Fiscal Agent will have adequate time to prepare and authenticate the Notes.

Immediately after receiving the details for each offer for Certificated Notes from the Presenting Dealer, the Issuer will, after recording the details and any necessary calculations, communicate the Purchase Information by telephone, telex, facsimile transmission or other acceptable means confirmed in writing, to the Fiscal Agent no later than 10:00 a.m. New York City time on the Business Day preceding the Settlement Date. Each such instruction given by the Issuer to the Fiscal Agent shall constitute a continuing representation and warranty by the Issuer and the Guarantor to the Fiscal Agent and the Dealers that (i) the issuance and delivery of such Notes and the Guarantee thereof have been duly and validly authorized by the Issuer and the Guarantor, respectively, and (ii) when completed, authenticated and delivered, such Notes and the Guarantee thereof shall constitute the valid and legally binding obligation of the Issuer and the Guarantor, respectively. The Fiscal Agent will assign to and enter on each Note a transaction number.

The Issuer will deliver to the Fiscal Agent a pre-printed four-ply packet for such Certificated Note, which packet will contain the following documents in forms that have been approved by the Issuer, the Dealers and the Fiscal Agent:

1.	Certificated Note with customer confirmation.

2.	Stub One - For the Fiscal Agent.

3.	Stub Two - For the Presenting Dealer.

4.	Stub Three - For the Issuer.

The Fiscal Agent will complete such Certificated Note and will authenticate such Certificated Note and deliver it (with the confirmation) and Stubs One and Two to such Dealer, and such Dealer will acknowledge receipt of the Note by stamping or otherwise marking Stub One and returning it to the Fiscal Agent. The Fiscal Agent will send Stub Three to the Issuer by first-class mail.

Settlement; Note Deliveries and Cash Payment

The Issuer will deliver to the Fiscal Agent at the commencement of the program and from time to time thereafter a supply of duly executed Certificated Notes with pre-printed control numbers adequate to implement the program. Upon the receipt of appropriate documentation and instructions from the Issuer in accordance with the applicable Officers’ Certificate and verification thereof, the Fiscal Agent will cause the Certificated Notes to be completed and authenticated and hold the Certificated Notes for delivery against payment.

The Fiscal Agent will deliver the Certificated Notes, in accordance with instructions from the Issuer, to the Presenting Dealer, as the Issuer’s dealer, for the benefit of the purchaser only against receipt. The Presenting Dealer will acknowledge receipt of the Notes through a broker’s receipt. Delivery of the Certificated Notes by the Fiscal Agent will be made only against such acknowledgement of receipt from the Presenting Dealer. Upon the Presenting Dealer’s determination that such Note has been authenticated, delivered and completed as aforesaid, the Presenting Dealer will make, or cause to be made, payment to the Issuer at such account of the Issuer as it may specify in writing, in immediately available funds, of an amount equal to the principal amount of such Notes, less the applicable commission. If the Presenting Dealer in any instance advances its own funds, the Issuer shall not use any of the proceeds of such sale to acquire securities.

The Presenting Dealer, as the Issuer’s agent, will deliver the Notes (with the written confirmation provided for above) to the purchaser thereof against payment therefor by such purchaser in immediately available funds. Delivery of any confirmation or Note will be made in compliance with “Delivery of Prospectus” in Part I above.

Fails

In the event that a purchaser shall fail to accept delivery of and make payment for a Certificated Note on the Settlement Date, the Presenting Dealer will notify the Fiscal Agent and the Issuer, by telephone, confirmed in writing. If such Certificated Note has been delivered to the Presenting Dealer, as the Issuer’s dealer, the Presenting Dealer shall return such Note to the Fiscal Agent. If funds have been advanced for the purchase of such Note, the Fiscal Agent will, immediately upon receipt of such Note, debit the account of the Issuer for the amount so advanced and the Fiscal Agent shall refund the payment previously made by the Presenting Dealer in immediately available funds. Such payments will be made on the Settlement Date, if possible, and in any event not later than the Business Day following the Settlement Date. If the fail shall have occurred for any reason other than the failure of the Presenting Dealer to provide the Purchase Information to the Issuer or to provide a confirmation to the purchaser, the Issuer will reimburse the Presenting Dealer on an equitable basis for its loss of the use of funds during the period when the funds were credited to the account of the Issuer.

Immediately upon receipt of the Certificated Note in respect of which the fail occurred, the Fiscal Agent will make appropriate entries in its records to reflect the fact that the Note was never issued and the Note will be canceled and disposed of as provided in the Amended and Restated Fiscal Agency Agreement.

PART	III: ADMINISTRATIVE PROCEDURES FOR BOOK-ENTRY NOTES

In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, the Fiscal Agent will perform the custodial, document control and administrative functions described below, in accordance with its obligations under a Letter of Representations (the “Letter”) from the Issuer and the Fiscal Agent to DTC dated as of March 20, 2001, and a Medium-Term Note Certificate Agreement between the Fiscal Agent and DTC dated as of October 21, 1988, and its obligations as a participant in DTC, including DTC’s Same-Day Funds Settlement System (“SDFS”).

Form, Denominations and Registration

All Book-Entry Notes of the same tenor and having the same Issue Date, will be represented initially by a single Note (a “Global Note”) in fully registered form without coupons. Book-Entry Notes will represent Notes denominated in U.S. dollars and will be entitled to the benefits of the Guarantee. Unless otherwise specified in the applicable Pricing Supplement, Global Notes will be issued in denominations of $100,000 and integral multiples of $1,000 in excess thereof. Each Global Note will be registered in the name of Cede & Co., as nominee for DTC, on the Security Register maintained under the Amended and Restated Fiscal Agency Agreement. The beneficial owner of a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note, the “Participants”) to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such Note in the account of such Participants. The ownership interest of such beneficial owner in such Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

CUSIP Numbers

The Issuer has arranged with the CUSIP Service Bureau of Standard & Poor’s Corporation (the “CUSIP Service Bureau”) for the reservation of a series of CUSIP numbers (including tranche numbers), such series consisting of approximately 900 CUSIP numbers and relating to Global Notes representing Book-Entry Notes. The Issuer has obtained from the CUSIP Service Bureau a written list of such reserved CUSIP numbers and has delivered it to the Fiscal Agent and DTC. The Fiscal Agent will assign CUSIP numbers serially to Global Notes as described below under “Details for Settlement”. DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Fiscal Agent has assigned to Global Notes. The Fiscal Agent will notify the Issuer at the time when fewer than 100 of the reserved CUSIP numbers remain unassigned to the Global Notes; and the Issuer will reserve an additional 900 CUSIP numbers for assignment to Global Notes representing Book-Entry Notes. Upon obtaining such additional CUSIP numbers, the Issuer shall deliver a list of such additional CUSIP numbers to the Fiscal Agent and DTC.

Transfers and Exchanges for the Purpose of Consolidation

Transfers of a Book-Entry Note will be accomplished by book entries made by DTC and, in turn, by Participants (and, in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Note.

The Fiscal Agent may upon notice to the Issuer deliver to DTC and the CUSIP Service Bureau at any time a written notice (a copy of which shall be attached to the Global Note resulting from such exchange) specifying (i) the CUSIP numbers of two or more outstanding Global Notes that represent Book-Entry Notes of the same tenor and having the same Issue Date, and for which interest (if any) has been paid to the same date, (ii) a date occurring at least thirty days after such written notice is delivered and at least thirty days before the next Interest Payment Date (if any) for such Notes, on which such Global Notes shall be exchanged for a single replacement Global Note and (iii) a new CUSIP number to be assigned to such replacement Global Note. Upon receipt of such a notice, DTC will send to its Participants (including the Fiscal Agent) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Fiscal Agent will deliver to the CUSIP Service Bureau a written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Notes to be exchanged will no longer be valid. On the specified exchange date, the Fiscal Agent will exchange such Global Notes for a single Global Note bearing the new CUSIP number and the CUSIP numbers of the exchanged Global Notes will, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned.

Notice of Interest Payment Dates and Regular Record Dates

To the extent then known, on the first Business Day of March, June, September, and December of each year, the Fiscal Agent will deliver to the Issuer and DTC a written list of Record Dates and Interest Payment Dates that will occur with respect to Floating Rate Book-Entry Notes during the six-month period beginning on such first Business Day.

Payments of Principal and Interest

(a) Payments of Interest Only. Promptly after each Regular Record Date, the Fiscal Agent will deliver to the Issuer and DTC a written notice specifying by CUSIP number the amount of interest to be paid on each Global Note on the following Interest Payment Date (other than an Interest Payment Date coinciding with Maturity) and the total of such amounts. The Issuer will confirm with the Fiscal Agent the amount payable on each Global Note on such Interest Payment Date. DTC will confirm the amount payable on each Global Note on such Interest Payment Date by reference to the daily or weekly bond reports published by Standard & Poor’s Corporation. The Issuer will pay to the Fiscal Agent the total amount of interest due on such Interest Payment Date (other than at Maturity), and the Fiscal Agent will pay such amount to DTC at the times and in the manner set forth below under “Manner of Payment”.

(b) Payments at Stated Maturity. On or about the first Business Day of each month, the Fiscal Agent will deliver to the Issuer and DTC a written list of principal and interest to be paid on each Global Note maturing in the following month. The Issuer, the Fiscal Agent and DTC will confirm the amounts of such principal and interest payments with respect to each such Global Note on or about the fifth Business Day preceding the Stated Maturity of such Global Note. The Issuer will pay to the Fiscal Agent, as the paying agent, the principal amount of such Global Note, together with interest due at such Stated Maturity. Upon surrender of a Global Note, the Fiscal Agent will pay such amounts to DTC at the times and in the manner set forth below under “Manner of Payment”. If any Stated Maturity of a Global Note representing Book-Entry Notes is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Stated Maturity. Promptly after payment to DTC of the principal and any interest due at the Stated Maturity of such Global Note, the Fiscal Agent will cancel and destroy such Global Note and issue a certificate of destruction to the Issuer in accordance with the terms of the Amended and Restated Fiscal Agency Agreement.

(c) Payment upon Redemption. The Fiscal Agent will comply with the terms of the Letter with regard to redemptions or repayments of the Book-Entry Notes. In the case of Book-Entry Notes stated by their terms to be redeemable prior to Stated Maturity, at least 60 calendar days before the date fixed for redemption (the “Redemption Date”), the Issuer shall notify the Fiscal Agent in writing of the Issuer’s election to redeem such Book-Entry Notes in whole or in part and the principal amount of such Book-Entry Notes to be so redeemed. At least 30 calendar days but not more than 60 calendar days prior to the Redemption Date, the Fiscal Agent shall notify DTC of the Issuer’s election to redeem such Book-Entry Notes. The Fiscal Agent shall notify the Issuer and DTC of the CUSIP numbers of the particular Book-Entry Notes to be redeemed either in whole or in part. The Issuer, the Fiscal Agent and DTC will confirm the amounts of such principal and any premium and interest payable with respect to each such Book-Entry Note on or about the fifth Business Day preceding the Redemption Date of such Book-Entry Note. The Issuer will pay the Fiscal Agent, in accordance with the terms of the Amended and Restated Fiscal Agency Agreement, the amount necessary to redeem each such Book-Entry Note or the applicable portion of each such Book-Entry Note. The Fiscal Agent will pay such amount to DTC at the times and in the manner set forth herein. Promptly after payment to DTC of the amount due on the Redemption Date for such Book-Entry Note, the Fiscal Agent shall cancel and destroy any such Book-Entry Note redeemed in whole and shall deliver a certificate of destruction to the Issuer. If a Global Note is to be redeemed in part, the Fiscal Agent will cancel such Global Note and issue a Global Note which shall represent the remaining portion of such Global Note and shall bear the CUSIP number of the canceled Global Note.

(d) Manner of Payment. The total amount of any principal and interest due on Global Notes on any Interest Payment Date or at Maturity shall be paid by the Issuer to the Fiscal Agent in immediately available funds on such date. The Issuer will make such payment on such Global Notes by wire transfer to the Fiscal Agent. The Issuer will confirm instructions regarding payment in writing to the Fiscal Agent. Prior to 10:00 a.m., New York City time, on each date of Maturity of a Book-Entry Note or as soon as possible thereafter, the Fiscal Agent will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC in funds available for immediate use by DTC, each payment of principal (together with interest thereon) due at Maturity on Book-Entry Notes. On each Interest Payment Date, interest payment shall be made to DTC in same day funds in accordance with existing arrangements between the Fiscal Agent and DTC. Thereafter, on each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the Book-Entry Notes represented by such Global Notes are recorded in the book-entry system maintained by DTC. NEITHER THE ISSUER NOR THE FISCAL AGENT SHALL HAVE ANY DIRECT RESPONSIBILITY OR LIABILITY FOR THE PAYMENT BY DTC TO SUCH PARTICIPANTS OF THE PRINCIPAL OF AND ANY PREMIUM AND INTEREST ON THE BOOK-ENTRY NOTES.

(e) Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC or other person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Details for Settlement; Settlement; Global Note Delivery and Cash Payment

The Issuer will deliver to the Fiscal Agent at the commencement of the program and from time to time thereafter a supply of duly executed Global Notes with pre-printed control numbers adequate to implement the program. Upon the receipt of appropriate documentation and instructions from the Issuer in accordance with the applicable Officers’ Certificate and verification thereof, the Fiscal Agent will cause the Global Note to be completed and authenticated and hold the Global Note for delivery against payment.

Settlement Procedures with regard to each Book-Entry Note sold by the Issuer shall be as follows:

A. For each offer for Book-Entry Notes accepted by the Issuer, the Presenting Dealer shall communicate to the Issuer by telephone, telex, facsimile transmission or other acceptable means, the following information (the “Purchase Information”):

1.	Exact name in which the Notes are to be registered (“registered owner”).

2.	Exact address of registered owner and, if different, the address for delivery, notices and payment of principal and any premium and interest.

3.	Taxpayer identification number of registered owner.

4.	Principal amount of the Notes.

5.	Authorized denominations of the Notes, if applicable.

6.	Stated Maturity of the Notes.

7.	In the case of Fixed Rate Notes, the interest rate of the Notes; in the case of Floating Rate Notes, the interest rate formula, the Interest Rate Basis, the Spread and/or Spread Multiplier (if any), the Computation Period, the maximum or minimum interest rate limitation (if any), the Calculation Agent, the Calculation Dates, the Initial Interest Rate, the Interest Payment Period, the Interest Payment Months, the Interest Payment Dates, the Regular Record Dates, the Index Maturity, the Interest Determination Dates, the Interest Reset Months and the Interest Reset Dates, in each case, to the extent applicable with respect to the Notes.

8.	Redemption and/or repayment provisions, if any, of the Notes.

9.	The Exchange Rate Agent, if applicable.

10.	The Regular Record Date, if applicable.

11.	Trade date of the Notes.

12.	Settlement Date (Issue Date) of the Notes.

13.	Presenting Dealer’s commission (to be paid in the form of a discount from the proceeds remitted to the Issuer upon settlement).

14.	Price.

15.	Currency or currency unit in which the Notes are to be denominated and exchange rate applicable to purchase Foreign Currency Notes payable in U.S. dollars.

16.	Any additional applicable terms of the Notes.

The Issue Date of, and the Settlement Date for, Book-Entry Notes will be the same. Before accepting any offer to purchase Book-Entry Notes to be settled in less than two Business Days, the Issuer shall verify that the Fiscal Agent will have adequate time to prepare and authenticate the Global Notes.

If the initial interest rate for a Floating Rate Book-Entry Note has not been determined at the time that the foregoing procedure is completed, the procedures described below in Settlement Procedures “B” and “C” shall be completed as soon as such rate has been determined but no later than 12:00 Noon and 2:00 p.m., as the case may be, on the Business Day before the Settlement Date.

B. The Issuer will, after recording the details and any necessary calculations, communicate the Purchase Information by telephone, telex, facsimile transmission or other acceptable means, with confirmation in writing to the Fiscal Agent. Each such instruction given by the Issuer to the Fiscal Agent shall constitute a continuing representation and warranty by the Issuer and the Guarantor to the Fiscal Agent and the Dealers that (i) the issuance and delivery of such Notes and the Guarantee thereof have been duly and validly authorized by the Issuer and the Guarantor, respectively, and (ii) when completed, authenticated and delivered, such Notes and the guarantee thereof shall constitute the valid and legally binding obligations of the Issuer and the Guarantor, respectively.

C. The Fiscal Agent will assign a CUSIP number to the Global Note representing such Book-Entry Note and will telephone the Issuer and the Presenting Dealer and advise the Issuer and the Presenting Dealer of such CUSIP number. The Fiscal Agent will enter a pending deposit message through DTC’s Participant Terminal System, providing the following settlement information to DTC (which shall route such information to Standard & Poor’s Corporation) and the relevant Dealer:

1.	The applicable Purchase Information.

2.	Initial Interest Payment Date for each Book-Entry Note, number of days by which such date succeeds the Regular Record Date which shall be the Regular Record Date (as defined in the Note), and, if known, the amount of interest payable on such Interest Payment Date per $1,000 principal amount of Book-Entry Notes.

3.	Identification as either a Fixed Rate Note or a Floating Rate Note.

4.	CUSIP number of the Global Note representing such Note.

5.	Whether such Global Note will represent any other Book-Entry Note (to the extent known at such time).

6.	Interest payment periods.

7.	Numbers of the participant accounts maintained by DTC on behalf of the Fiscal Agent and the Dealers.

Standard & Poor’s Corporation will use the information received in the pending deposit message to include the amount of any interest payable and certain other information regarding the related Global Note in the appropriate daily or weekly bond report published by Standard & Poor’s Corporation.

D. The Fiscal Agent, as fiscal agent, will authenticate the Global Note representing such Book-Entry Notes.

E. DTC will credit such Note to the Fiscal Agent’s participant account at DTC.

F. The Fiscal Agent will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC to (i) debit such Note to the Fiscal Agent’s participant account and credit such Note to the Presenting Dealer’s participant account and (ii) debit the Presenting Dealer’s settlement account and credit the Fiscal Agent’s settlement account for an amount equal to the price of such Note less such Dealer’s commission (in accordance with SDFS operating procedures in effect on the Settlement Date). The entry of such a deliver order shall constitute a representation and warranty by the Fiscal Agent to DTC that (i) the Global Note representing such Note has been executed, delivered and authenticated and (ii) the Fiscal Agent is holding such Global Note pursuant to the Medium-Term Note Certificate Agreement between the Fiscal Agent and DTC.

G. The Presenting Dealer will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC (i) to debit such Note to such Dealer’s participant account and credit such Note to the Participant accounts of the Participants with respect to such Note and (ii) to debit the settlement accounts of such Participants and credit the settlement account of such Dealer for an amount equal to the price of such Note (in accordance with SDFS operating procedures in effect on the Settlement Date).

Transfers of funds are subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

H. The Fiscal Agent, upon confirming receipt of such funds, will wire transfer the amount transferred to the Fiscal Agent, in funds available for immediate use, for the account of                         , to account no.                      at [name of bank], [location of bank] (ABA No.                     ).

I. The Issuer will deliver to the Fiscal Agent a pre-printed four-ply packet for such Global Note, which packet will contain the following documents in forms that have been approved by the Issuer, the Dealers and the Fiscal Agent:

1.	Global Note.
2.	Stub One - For the Fiscal Agent.
3.	Stub Two - For the Presenting Agent.
4.	Stub Three - For the Issuer.

The Fiscal Agent will complete such Global Note and will authenticate such Global Note and hold such Global Note pursuant to the Certificated Agreement. The Fiscal Agent will deliver Stubs One and Two to such Dealer, and such Dealer will acknowledge receipt of the Note by stamping or otherwise marking Stub One and returning it to the Fiscal Agent. The Fiscal Agent will send Stub Three to the Issuer by first-class mail. Periodically, the Fiscal Agent will send to the Issuer a statement setting forth the principal amount of Notes outstanding as of that date under the Amended and Restated Fiscal Agency Agreement and setting forth a brief description of any sales of which the Issuer has advised the Fiscal Agent but which have not yet been settled.

J. Such Agent will deliver to the purchaser a copy of the most recent Prospectus applicable to the Note with or prior to any written offer of Notes and the confirmation and payment by the purchaser of the Note. Such Agent will confirm the purchase of such Note to the purchaser either by transmitting to the Participants with respect to such Note a confirmation order or orders through DTC’s institutional delivery system or by mailing a written confirmation to such purchaser.

Settlement Procedures Timetable:

For orders of Book-Entry Notes solicited by an Agent, as agent, and accepted by the Issuer for settlement on the first Business Day after the sale date, Settlement Procedure “A” through “J” set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

Settlement Procedure	Time
A	5:00 P.M. on the sale date

B	9:00 A.M. on the second Business Day next succeeding the sale date

C	2:00 P.M. on the second Business Day next succeeding the sale date

D	9:00 A.M. on Settlement Date

E	10:00A.M. on Settlement Date

F-G	2:00 P.M. on Settlement Date

H	4:00 P.M. on Settlement Date

I-J	5:00 P.M. on Settlement Date

If a sale is to be settled more than one Business Day after the sale date, Settlement Procedure “A” shall be completed as soon as practicable but no later than 6:00 p.m. on the sale date, and Settlement Procedures “B” and “C” shall be completed as soon as practicable but no later than 2:00 P.M. may be, on the first Business Day after the sale date. If the initial interest rate for a Floating Rate Book-Entry Note has not been determined at the time that Settlement Procedure “A” is completed, Settlement Procedures “B” and “C” shall be completed as soon as such rate has been determined but no later than 11:00 A.M. and 12:00 Noon, respectively, on the second Business Day before the Settlement Date. Settlement Procedure “H” is subject to extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

Fails

If settlement of a Book-Entry Note is rescheduled or cancelled, the Issuer shall notify the Fiscal Agent, and upon receipt of such notice, the Fiscal Agent will deliver to DTC, through DTC’s Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m., New York City time, on the Business Day immediately preceding the scheduled Settlement Date.

If the Fiscal Agent has not entered an SDFS deliver order with respect to a Book-Entry Note, then upon written request (which may be evidenced by telecopy transmission) of the Issuer, the Fiscal Agent shall deliver to DTC, through DTC’s Participant Terminal System, as soon as practicable, but no later than 2:00 p.m. on any Business Day, a withdrawal message instructing DTC to debit such Note to the Fiscal Agent’s participant account. DTC will process the withdrawal message, provided that the Fiscal Agent’s participant account contains a principal amount of the Global Note representing such Note that is at least equal to the principal amount to be debited. If withdrawal messages are processed with respect to all the Book-Entry Notes represented by a Global Note, the Fiscal Agent will mark such Global Note “cancelled” and destroy such Global Note, make appropriate entries in the Fiscal Agent’s records and send a certificate of destruction to the Issuer. The CUSIP number assigned to such Global Note shall, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. If withdrawal messages are processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Note, the Fiscal Agent will exchange such Global Note for two Global Notes, one of which shall represent such Book-Entry Note or Notes and shall be cancelled immediately after issuance and the other of which shall represent the remaining Book-Entry Notes previously represented by the surrendered Global Note and shall bear the CUSIP number of the surrendered Global Note.

If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Presenting Dealer may enter an SDFS deliver order through DTC’s Participant Terminal System debiting such Note to such Dealer’s participant account and crediting such Note [free] to the participant account of the Fiscal Agent and shall notify the Fiscal Agent and the Issuer thereof. Thereafter, the Fiscal Agent, (i) will immediately notify the Issuer, once the Fiscal Agent has confirmed that such Note has been credited to its participant account, and the Issuer shall immediately transfer by Fedwire (in immediately available funds) to the Presenting Dealer an amount equal to the price of such Note which was previously sent by wire transfer to the account of the Issuer maintained at _______________, and (ii) the Fiscal Agent will deliver the withdrawal message and take the related actions described in the preceding paragraph. Such debits and credits will be made on the Settlement Date, if possible, and in any event not later than 5:00 p.m. on the following Business Day. If the fail shall have occurred for any reason other than failure of the Presenting Dealer to provide the Purchase Information to the Issuer or to provide a confirmation to the purchaser, the Guarantor will reimburse the Presenting Dealer on “cost of funds” for its loss of the use of funds during the period when the funds were credited to the account of the Issuer.

Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Note, the Fiscal Agent will provide for the authentication and issuance of a Global Note representing the other Book-Entry Notes to have been represented by such Global Note and will make appropriate entries in its records.